DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT
dated as of February 11, 2016
among
NORANDA ALUMINUM HOLDING CORPORATION,
NORANDA ALUMINUM ACQUISITION CORPORATION,
as the Borrower Representative,

NORANDA BAUXITE LIMITED,
as the Jamaican Borrower,
NORANDA INTERMEDIATE HOLDING CORPORATION, NORANDA ALUMINUM, INC., GRAMERCY ALUMINA HOLDINGS INC., NORANDAL USA, INC., GRAMERCY ALUMINA HOLDINGS II, INC., NORANDA ALUMINA LLC, AND NHB CAPITAL, LLC
as Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
and
CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent

TABLE OF CONTENTS
ARTICLE I
DEFINITIONS
Section 1.01Defined Terms
Section 1.02Terms Generally
Section 1.03Effectuation of Transactions
ARTICLE II
THE CREDITS
Section 2.01DIP Term Loan Facility
Section 2.02Loans and Borrowings
Section 2.03Requests for Borrowings
Section 2.04Funding of Borrowings
Section 2.05Interest Elections
Section 2.06Agreement to Repay Loans; Evidence of Debt
Section 2.07Repayment of Loans
Section 2.08Prepayment of Loans and Termination of Commitments
Section 2.09Fees
Section 2.10Interest
Section 2.11Payments Generally; Pro Rata Treatment; Sharing of Set offs
Section 2.12Priority and Liens
Section 2.13Defaulting Lenders
Section 2.14Borrower Representative
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01Taxes
Section 3.02Illegality
Section 3.03Inability to Determine Rates
Section 3.04Increased Costs
Section 3.05Compensation for Losses
Section 3.06Mitigation Obligations; Replacement of Lenders
Section 3.07Survival
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01Organization; Powers
Section 4.02Authorization
Section 4.03Enforceability
Section 4.04Governmental Approvals
Section 4.05Financial Statements
Section 4.06No Material Adverse Effect
Section 4.07Title to Properties; Possession Under Leases
Section 4.08Subsidiaries
Section 4.09Litigation; Compliance with Laws

Section 4.10Federal Reserve Regulations
Section 4.11Investment Company Act
Section 4.12Use of Proceeds
Section 4.13Taxes
Section 4.14No Material Misstatements
Section 4.15Employee Benefit Plans
Section 4.16Environmental Matters
Section 4.17Security Documents
Section 4.18Location of Real Property and Leased Premises
Section 4.19Cases
Section 4.20Labor Matters
Section 4.21Insurance
Section 4.22No Default
Section 4.23Intellectual Property; Licenses, etc
Section 4.24Orders
Section 4.25OFAC
ARTICLE V
CONDITIONS OF LENDING
Section 5.01All Credit Events
Section 5.02Initial Term Loan Credit Events
Section 5.03Delayed Draw Term Loan Credit Events
ARTICLE VI
AFFIRMATIVE COVENANTS
Section 6.01Existence; Businesses and Properties
Section 6.02Insurance
Section 6.03Taxes
Section 6.04Financial Statements, Reports, etc
Section 6.05Litigation and Other Notices
Section 6.06Compliance with Laws
Section 6.07Maintaining Records; Access to Properties and Inspections
Section 6.08Use of Proceeds
Section 6.09Compliance with Environmental Laws
Section 6.10Further Assurances; Additional Security
Section 6.11Debtor-in-Possession Obligations
Section 6.12Milestones
Section 6.13Cash Management
Section 6.14First Day Orders
Section 6.15Budget Compliance and Variances
Section 6.16Adequate Protection Payments
Section 6.17Post-Closing Obligations
Section 6.18Consultants
Section 6.19DIP ABL Facility
Section 6.20Additional Collateral Covenant

ARTICLE VII
NEGATIVE COVENANTS
Section 7.01Indebtedness
Section 7.02Liens
Section 7.03Sale and Lease Back Transactions
Section 7.04Investments, Loans and Advances
Section 7.05Mergers, Consolidations, Sales of Assets and Acquisitions
Section 7.06Dividends and Distributions
Section 7.07Transactions with Affiliates
Section 7.08Business of the Borrowers and their Subsidiaries
Section 7.09Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc
Section 7.10Modifications to Orders
Section 7.11Holdings Covenants
Section 7.12Filing of Motions and Applications
Section 7.13Superpriority Claim
Section 7.14Use of Proceeds
Section 7.15Budget
Section 7.16Reorganization Plan
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01Events of Default
Section 8.02[Reserved]
Section 8.03Application of Funds
ARTICLE IX
THE AGENCY PROVISIONS
Section 9.01Appointment and Authority
Section 9.02Rights as a Lender
Section 9.03Exculpatory Provisions
Section 9.04Reliance by Administrative Agent
Section 9.05Delegation of Duties
Section 9.06Resignation of Administrative Agent
Section 9.07Non-Reliance on Administrative Agent and Other Lenders
Section 9.08[Reserved]
Section 9.09[Reserved]
Section 9.10Collateral and Guaranty Matters
ARTICLE X
MISCELLANEOUS
Section 10.01Amendments, Etc
Section 10.02Notices; Effectiveness; Electronic Communication
Section 10.03No Waiver; Cumulative Remedies; Enforcement
Section 10.04Expenses; Indemnity; Damage Waiver
Section 10.05Payments Set Aside

Section 10.06Successors and Assigns
Section 10.07Treatment of Certain Information; Confidentiality
Section 10.08Platform; Borrower Materials
Section 10.09Right of Setoff
Section 10.10Interest Rate Limitation
Section 10.11Counterparts; Integration; Effectiveness
Section 10.12Survival of Representations and Warranties
Section 10.13Severability
Section 10.14Replacement of Lenders
Section 10.15Governing Law; Jurisdiction Etc
Section 10.16Waiver of Jury Trial
Section 10.17No Advisory or Fiduciary Responsibility
Section 10.18Electronic Execution of Assignments and Certain Other Documents
Section 10.19USA Patriot Act Notice
Section 10.20Intercreditor Agreement
Section 10.21Release of Liens and Guarantees
Section 10.22Headings

Exhibits:

Exhibit A	– Form of Assignment and Acceptance

Exhibit B	– Form of Interim Order

Exhibit C	– Form of Borrowing Request

Exhibit D	– Form of Mortgage

Exhibit E	– Form of Collateral Agreement

Exhibit G	– Form of Interest Election Request

Exhibit I-1	– Form of U.S. Tax Compliance Certificate

Exhibit I-2	– Form of U.S. Tax Compliance Certificate

Exhibit I-3	– Form of U.S. Tax Compliance Certificate

Exhibit I-4	– Form of U.S. Tax Compliance Certificate

Schedules:

Schedule 1.01	– Mortgaged Properties

Schedule 2.01	– Commitments

Schedule 4.01	– Organization and Good Standing

Schedule 4.04	– Governmental Approvals

Schedule 4.07(b)	– Leased Properties

Schedule 4.08(a)	– Subsidiaries

Schedule 4.08(b)	– Subscriptions

Schedule 4.13	– Taxes

Schedule 4.16	– Environmental Matters

Schedule 4.21	– Insurance

Schedule 4.23	– Intellectual Property

Schedule 6.17	– Post-Closing Obligations

Schedule 7.01	– Indebtedness

Schedule 7.02(a)	– Liens

Schedule 7.04	– Investments

Schedule 7.07	– Transactions with Affiliates

Schedule 10.02	– Notice Information

DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT dated as of February 11, 2016 (this “Agreement”), among NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation and a Debtor and Debtor-in-Possession under Chapter 11 of the U.S. Bankruptcy Code (“Holdings”), NORANDA ALUMINUM ACQUISITION CORPORATION, a Delaware corporation and a Debtor and Debtor-in-Possession under Chapter 11 of the U.S. Bankruptcy Code (the “U.S. Borrower”, and in its capacity as borrower representative, the “Borrower Representative”), NORANDA BAUXITE LIMITED, a Jamaica limited liability company (the “Jamaican Borrower”, and together with the U.S. Borrower, each a “Borrower”, and together the “Borrowers”), NORANDA INTERMEDIATE HOLDING CORPORATION, a Delaware corporation (“Intermediate Holdings”), NORANDA ALUMINUM, INC., a Delaware corporation (“Noranda Aluminum”), GRAMERCY ALUMINA HOLDINGS INC., a Delaware corporation (“Gramercy I”), NORANDAL USA, INC., a Delaware corporation (“Norandal”), GRAMERCY ALUMINA HOLDINGS II, INC., a Delaware corporation (“Gramercy II”), NORANDA ALUMINA LLC, a Delaware limited liability company (“Noranda Alumina”), NHB CAPITAL LLC, a Delaware limited liability company (“NHB”, and together with Intermediate Holdings, Noranda Aluminum, Gramercy I, Norandal, Gramercy II and Noranda Alumina, each a “Guarantor” and together the “Guarantors”), the LENDERS party hereto from time to time, CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders.
WHEREAS, on February 8, 2016 (the “Petition Date”), the Loan Parties (in such capacity, each a “Debtor” and collectively the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating cases pending under chapter 11 of the U.S. Bankruptcy Code (collectively, the “Cases” and each a “Case”) and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the U.S. Bankruptcy Code; and
WHEREAS, the Borrowers have requested that the Lenders provide a term loan facility in an aggregate principal amount of $35,000,000;
NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Acceptable Business Plan” means a five-year business plan, in form and substance acceptable to the Required Lenders in their sole discretion in all respects, for the reorganization or other disposition of each part of the Upstream Business and including, among other things, (1) evidence of acceptable new contracts for the Debtors’ chemical grade alumina product; (2) an acceptable marketing plan and timeline for the sale of all of the Debtors’ assets being part of Orange Valley, in the parish of Saint Ann, Jamaica; (3) an acceptable marketing plan and timeline for the sale of all of the Debtors’ real estate assets in New Madrid, Missouri; (4) an acceptable resolution to the renegotiation or rejection of the Sherwin Contract”; and (5) an acceptable plan for the reduction of capital and other expenditures in the Debtors’ facilities in the parish of Saint Ann, Jamaica.
“Acceptable Reorganization Plan” means a Reorganization Plan, unless consented to by the Administrative Agent and the Lenders in their discretion, that does not discharge or otherwise affect in any way any of the obligations of the Borrowers to pay as and when due any of the DIP Term Credit Obligations and that provides for allowance of all claims in favor of the Lenders as fully secured administrative priority claims; payment of all obligations arising under the Prepetition Term Loan Agreement and all DIP Term Credit Obligations on the effective date of such Reorganization Plan; an effective date no later than 45 days after the date of entry of the Confirmation Order with respect to such Reorganization Plan; and a full and complete release of any and all claims that each Borrower or its estate might have or assert against any Lenders or any Prepetition Term Lenders (whether arising prior to or after the Petition Date), including all claims that arise under any provision in Chapter 5 of the U.S. Bankruptcy Code; and which is otherwise acceptable to the Administrative Agent and the Lenders in their discretion.
“Additional Collateral Account” has the meaning assigned to such term in Section 6.13.
“Additional Mortgage” has the meaning assigned to such term in Section 6.10(c).
“Adequate Protection Payments” has the meaning assigned to such term in Section 6.16.
“Adjusted Eurodollar Rate” means the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (A) the applicable Eurodollar Base Rate by (B) 1.00 minus the Eurodollar Reserve Percentage.
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower Representative and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agent Fee Letter” means that certain Agency Fee Letter, dated as of February 11, 2016, between the Administrative Agent and the Borrowers.
“Agent Parties” has the meaning assigned to such term in Section 10.02(c).
“Agreement” means, on any date, this Agreement as originally in effect on the Effective Date and as thereafter amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.
“Applicable Margin” means, in respect of the DIP Term Loan Facility, 10.00% per annum for Base Rate Loans and 11.00% per annum for Eurodollar Rate Loans.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the U.S. Borrower or any Subsidiary.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower Representative (if required by such assignment and acceptance), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and the Borrower Representative (such approval not to be unreasonably withheld or delayed).
“August New Madrid Event” has the meaning assigned to such term in Section 6.13.
“Avoidance Action” means any claim and cause of action that constitutes an avoidance action under Sections 544, 545, 547, 548, 549, 550 or 553 of the U.S. Bankruptcy Code or any other avoidance action under the U.S. Bankruptcy Code, state law or other Debtor Relief Laws and the proceeds thereof and property received thereby whether by judgment, settlement or otherwise.
“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri or any appellate court having jurisdiction over the Cases from time to time.
“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 0.50% plus the Federal Funds Rate for such day and (iii) the Eurodollar Base Rate (determined by reference to clause (ii) of the definition thereof) plus 1.00%.
“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” or “Borrowers” has the meaning assigned thereto in the preamble to this Agreement.
“Borrower Materials” has the meaning assigned to such term in Section 10.08.
“Borrowing” means a group of Loans of a single Type and made on a single date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means $5,000,000, or, if less, an amount equal to the aggregate amount of the unused Commitments available to such Borrower.
“Borrowing Multiple” means $1,000,000.
“Borrower Representative” has the meaning assigned to such term in Section 2.17.
“Borrowing Request” means a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.
“Budget” means the weekly statement of receipts and disbursements of Holdings and its Subsidiaries on a consolidated basis for the 13 weeks commencing with the first full one-week period ending February 12, 2016, including (i) segment breakdowns for “Bauxite,” “Alumina,” “Primary,” “Corporate” and “Flat Rolled”, (ii) breakdowns of Customer Sales for Alumina and Flat Rolled (“Net Sales”) (iii) breakdowns of A/R Receipts (“Operating Receipts”), (iv) breakdowns of One-Time Sales Collections, Other Receipts and Intercompany Elimination Receipts (“Non-Operating Receipts”), (v) breakdowns of cash disbursements for “Metal/Scrap/Forwards”, “Production Materials/Services”, “Production Energy”, “Freight”, “Maintenance (Non-Capex)”, “Contract Mining/Fuel”, “Levy/Royalties/Asset Usage” (“Operating Disbursements”), (vi) breakdowns of payroll disbursements for “Salaries/Wages/Benefits/Payroll Taxes”, “Pension” and “OPEB” (“Payroll Disbursements”), (vii) breakdowns of capex disbursements (“CAPEX Disbursements”), (viii) breakdowns of other disbursements for “Insurance”, “Taxes (ex-Payroll)”, “Other-Disbursements”, Professional Fees (non-restructuring) and “Interco Elimination–Disb.” (“Other Disbursements”), (ix) breakdowns of adjusted operating cash flow (excluding any “Restructuring Prof. Fees”) (“Operating Cash Flow”), (x) breakdowns of other cash flow items to get to Net Cash Flow, including “Term Loan B Interest”, “ABL Interest”, “Other Debt Service”, “Restructuring Professional Payments” and “U.S. Trustee Fees”, “Utility Deposits”, “Critical/Foreign/Shipper Payments”, “DIP Interest”, “DIP Fees”, “Severance”, and “KEIP/KERP Payments” (“Non-Operating Payments”), (xi) breakdowns of net cash flow (“Net Cash Flow”), (xii) beginning and ending cash balances for the period, (xiii) the consolidated total net “Borrowing Base” for the weekly period with A/R and Inventory balances by segment, (xiv) the beginning and ending “ABL balance” and (xv) the beginning and ending “DIP Term Loan balance”; provided that, the U.S. Borrower shall deliver to the Administrative Agent an updated Budget as required in Section 6.04(k), which shall be reasonably in the same form as the Budget and shall be satisfactory to the Required Lenders, and such updated budget shall become the “Budget” for all purposes under the Loan Documents.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that if such day relates to any Eurodollar Rate Loan, such day shall also be a London Banking Day.
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Carve-Out” has meaning assigned to such term in the applicable Order.
“Case” and “Cases” have the meanings assigned thereto in the preamble to this Agreement.
“Cash Management Agreement” means any agreement to provide an overdraft line or other cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Change in Control” shall be deemed to occur if:
(i)    at any time (A) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the U.S. Borrower, (B) the U.S. Borrower shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Jamaican Borrower, (C) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were neither (i) nominated by the Board of Directors of Holdings or a Permitted Holder, (ii) appointed by directors so nominated nor (iii) appointed by a Permitted Holder, or (D) a “change of control” (or similar event) shall occur under the DIP ABL Loan Agreement, any Material Indebtedness or any Disqualified Stock (to the extent the aggregate amount of the applicable Disqualified Stock exceeds $35,000,000); or
(ii)    any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Holdings’ Equity Interests.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the first date on or after the Effective Date when all the conditions precedent in Section 5.02 are satisfied or waived in accordance with Section 10.01.
“Closing Fee” has the meaning assigned to such term in Section 2.09(b).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any Security Document.
“Collateral Agent” means the party acting as collateral agent for the Secured Parties under the Security Documents. On the Closing Date, the Collateral Agent is the same person as the Administrative Agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein shall include the Collateral Agent, notwithstanding various specific references to the Collateral Agent herein.
“Collateral Agreement” means the Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit E, among Holdings, the U.S. Borrower, each Subsidiary Loan Party and the Administrative Agent.
“Collateral and Guarantee Requirement” means the requirement that, subject to the Intercreditor Agreement:
(i)    on the Closing Date, the Collateral Agent shall have received from Holdings, the U.S. Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such person;
(ii)    on the Closing Date, (A) the Collateral Agent shall have received (i) a pledge of all the issued and outstanding Equity Interests of (x) the U.S. Borrower and (y) each Wholly Owned Domestic Subsidiary owned on the Closing Date directly or indirectly by or on behalf of the U.S. Borrower or any Subsidiary Loan Party and (ii) a pledge of 100% of the outstanding nonvoting Equity Interests and of 100% of the outstanding voting Equity Interests of each Wholly Owned Foreign Subsidiary directly or indirectly owned by any Loan Party and (B) to the extent not previously delivered to the Prepetition ABL Agent or the Prepetition Term Agent, as applicable, the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(iii)    (A) all Indebtedness of the U.S. Borrower and each Subsidiary that is owing to any Loan Party shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (B) the Collateral Agent shall, if any such Indebtedness is evidenced by a promissory note or an instrument, have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;
(iv)    in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;
(v)    after the Closing Date, (A) all the outstanding Equity Interests of (i) any person that becomes a Subsidiary Loan Party after the Closing Date (and which are owned by a Loan Party) and (ii) subject to Section 6.10(g), any other Person that are acquired by a Loan Party after the Closing Date shall have been pledged pursuant to the Collateral Agreement and (B) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(vi)    except as otherwise contemplated by any Security Document and subject to Section 5.02(d), all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;
(vii)    within 90 days (or such longer period as the Collateral Agent shall determine in its discretion) of the Closing Date, if so required by the Collateral Agent, the Collateral Agent shall have received (A) counterparts of each Mortgage to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01 duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing and, if such Mortgaged Property is an improved Real Property, (i)(x) no later than 15 days prior to the execution and delivery of such Mortgage (or such later date as the Collateral Agent shall determine in its sole discretion), address and other identifying information with respect to such Mortgaged Property reasonably satisfactory to the Collateral Agent and (y) if any improvements on such Mortgaged Property are located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area (as may be established by a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property), no later than 5 days prior to the execution and delivery of such Mortgage (or such later date as the Collateral Agent shall determine in its sole discretion), evidence of a flood insurance policy (if such insurance is required by Law and commercially reasonably available) from a company and in an amount satisfactory to the Collateral Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee, or (ii) a certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Collateral Agent or other evidence reasonably satisfactory to the Collateral Agent that none of the improvements on such Mortgaged Property is located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area and (B) such other documents including, but not limited to, any consents, agreements and confirmations of third parties (but without duplication of the documents described in clause (viii) below), as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;
(viii)    within 90 days (or such longer period as the Collateral Agent shall determine in its discretion) of the Closing Date, if so required by the Collateral Agent, the Collateral Agent shall have received (A) a policy or policies or marked-up unconditional binder of title insurance, as applicable, paid for by the U.S. Borrower, issued by a nationally recognized title insurance company, insuring the Lien of each Mortgage in respect of the Mortgaged Property set forth on Schedule 1.01 as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements (including zoning endorsements where reasonably appropriate and available), coinsurance and reinsurance as the Collateral Agent may reasonably request, including with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent; provided, however, that, with respect to the Real Property located in Gramercy, Louisiana, any such policy or binder may contain a survey exception, and (B) except with respect to the Real Property located in Gramercy, Louisiana, a survey of each Mortgaged Property set forth on Schedule 1.01 (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent (taking account of whether such survey is an aerial or on-ground survey)), for which all necessary fees (where applicable) have been paid, which is either (i)(w) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery; provided that delivery of a survey dated earlier than six months prior to the date of delivery thereof shall be sufficient if accompanied by an executed “no change” affidavit with respect thereto, certifying that no material changes have occurred with respect to the matters shown on such survey since the date thereof, or, if there have been any material changes, that all such material changes are wholly contained within the boundaries of the applicable Mortgaged Property and do not encroach upon any other property or any applicable building setbacks, easements or rights of way, (x) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the title insurance company insuring the Mortgage, (y) complying in all respects with the minimum detail requirements (including, with respect to the Mortgaged Property located in New Madrid, Missouri, based on aerial photography without planimetrics and not on-ground measurement) of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (z) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or (ii) otherwise reasonably acceptable to the Collateral Agent;
(ix)    upon or prior to the delivery of the Mortgages, the Collateral Agent shall have received evidence of the insurance required by the terms of the Mortgages;
(x)    except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (B) the performance of its obligations thereunder; and
(xi)    after the Closing Date, the Collateral Agent shall have received (A) such other Security Documents as may be required to be delivered pursuant to Section 6.10, and (B) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 6.10.
“Committee” means an official committee of unsecured creditors appointed in any of the Chapter 11 Cases by the U.S. Trustee.
“Commitments” means with respect to any Lender, such Lender’s Initial Term Loan Commitment and Delayed Draw Term Loan Commitment.
“Confirmation Order” has the meaning assigned to such term in Section 6.12(b)(ii).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Event” has the meaning assigned to such term in Article V.
“Customer Sales” means sales of the Debtors’ products to their customers, which sales shall exclude intercompany sales between the Debtors and their Subsidiaries
“Debtor” and “Debtors” has meaning assigned thereto in the preamble to this Agreement.
“Debtor Relief Laws” means the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” means any Lender that (i) has failed (A) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender has notified the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (ii) has notified the Borrower Representative or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (iv) has, or has a direct or indirect parent company that has (A) become insolvent, or become generally unable to pay its debts as they become due, or admitted in writing its inability to pay its debts as they become due, or made a general assignment for the benefit of its creditors, (B) become the subject of a proceeding under any Debtor Relief Law, or (C) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Representative and, to the extent permitted by law, each other Lender promptly following such determination.
“Default Rate” has the meaning assigned to such term in Section 2.10(c).
“Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund any Delayed Draw Term Loan, and “Delayed Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Delayed Draw Term Loan Commitment is set forth on Schedule 2.01, or, if such Lender’s Delayed Draw Term Loan Commitment has been assigned, in the applicable Assignment and Acceptance, subject to any adjustment pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $10,000,000.
“Delayed Draw Term Loan” has the meaning assigned to such term in Section 2.01(b).
“Deposit Account” means a “deposit account” (as defined in the Uniform Commercial Code) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Loan Party with a bank or other financial institution, whether or not evidenced by an instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts.
“Deposit Account Control Agreement” means a deposit account control agreement among the Collateral Agent, the Borrowers or other Loan Party maintaining a Deposit Account at any bank or financial institution (an “Account Bank”) and such Account Bank, which agreement shall be on terms reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.
“DIP ABL Agent” means Bank of America, N.A., in its capacity as agent under the DIP ABL Loan Agreement.
“DIP ABL Facility” means the credit facility contemplated by the DIP ABL Loan Agreement.
“DIP ABL Loan Agreement” means that certain post-petition credit agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time), by and among the Loan Parties, the DIP ABL Agent, and the lenders and other parties from time to time party thereto.
“DIP ABL Loan Documents” means the Credit Documents (as defined in the DIP ABL Loan Agreement).
“DIP ABL Priority Collateral” has the meaning given to that term in the applicable Order.
“DIP Term Credit Obligations” means, with respect to each Loan Party, without duplication:
(i)    in the case of the Borrowers, all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrowers, whether or not allowed or allowable as a claim in any such proceeding) on, any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;
(ii)    all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;
(iii)    all expenses of the Administrative Agent as to which the Administrative Agent has a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;
(iv)    all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and
(v)    in the case of Holdings and each Subsidiary Loan Party, all amounts now or hereafter payable by Holdings or such Subsidiary Loan Party and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrowers, Holdings or such Subsidiary Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Loan Party pursuant to this Agreement, the Guaranty or any other Loan Document;
together in each case with all renewals, modifications, consolidations or extensions thereof.
“DIP Term Loan Facility” means the credit facility contemplated by this Agreement.
“DIP Term Loan Priority Collateral” has the meaning given to that term in the applicable Order.
“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or Asset Sale so long as any rights of the holders thereof upon the occurrence of a change of control or Asset Sale event shall be subject to the prior repayment in full of the Loans and all other DIP Term Credit Obligations that are accrued and payable and the termination of the Commitments), (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of (x) the Maturity Date and (y) the date on which the Loans and all other DIP Term Credit Obligations that are accrued and payable are repaid in full and the Commitments are terminated; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the U.S. Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the U.S. Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further; however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollars” or “$” means the lawful currency of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“Downstream Auction” has the meaning assigned to such term in Section 6.12(a)(i).
“Downstream Business” means the flat rolled products business conducted at the rolling mills in (i) Huntingdon, Tennessee, (ii) Newport, Arkansas, and (iii) Salisbury, North Carolina, and any assets, facilities, Real Property, personal property, plants, equipment, inventory, and accounts receivable associated therewith.
“Downstream Milestones” has the meaning assigned to such term in Section 6.12(a).
“Downstream Sale Motion” has the meaning assigned to such term in Section 6.12(a)(i).
“Downstream Sale Process” means the implementation of bidding and sale procedures in respect of all of the Debtors’ assets and property that comprise the Downstream Business, approved by an order of the Bankruptcy Court, in form and substance acceptable to the Required Lenders in all respects in their sole discretion.  The order approving the Downstream Sale Process shall permit the Prepetition Term Lenders to credit bid all or any portion of the amounts outstanding under the Prepetition Term Loan Agreement and/or the DIP Term Loan Facility and shall contain expense reimbursements acceptable to the Required Lenders in their sole discretion.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 10.11.
“environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.
“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or Hazardous Materials).
“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“Equity Issuance” means the issuance of any common or preferred Equity Interests of Holdings, the U.S. Borrower or its Subsidiaries to any Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, the U.S. Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (i) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to an ERISA Plan; (ii) the failure to meet the minimum funding standards of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA; (iii) the filing pursuant to Section 412(c) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan; (iv) the incurrence by Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan or Multiemployer Plan; (v) the receipt by Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or to appoint a trustee to administer any ERISA Plan under Section 4042 of ERISA; (vi) the incurrence by Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer Plan; (vii) the receipt by Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrowers, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any ERISA Plan; or (ix) the adoption of an amendment to an ERISA Plan requiring the provision of security to such ERISA Plan pursuant to Section 307 of ERISA.
“ERISA Plan” shall mean any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (i) subject to the provisions of Title IV of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, either Borrower or any ERISA Affiliate, or (iii) in respect of which Holdings, the U.S. Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Eurodollar Base Rate” means:
(i)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent as of approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period (A) by reference to the ICE Benchmark Administration Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such ICE Benchmark Administration Interest Settlement Rates) (the “ICE LIBOR”) as published by Bloomberg L.P. (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time), for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (B) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the principal London office of a banking institution selected by the Administrative Agent in the London interbank eurodollar market at its request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
(i)    for any interest rate calculation with respect to a Base Rate Loan, the rate per annum equal to (A) ICE LIBOR, at approximately 11:00 a.m., London time, determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (B) if such published rate is not available at such time for any reason, the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the principal London office of a banking institution selected by the Administrative Agent in the London interbank eurodollar market at its request at the date and time of determination.
“Eurodollar Rate Borrowing” means a Borrowing comprised of Eurodollar Rate Loans.
“Eurodollar Rate Loan” means at any date a Loan which bears interest at a rate based on the Adjusted Eurodollar Rate.
“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
“Event of Default” has the meaning assigned to such term in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Indebtedness” means all Indebtedness permitted to be incurred under Section 7.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Foreign Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 10.14) or (B) such Foreign Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or Section 3.01(c), amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (iv) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exempt Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the applicable Borrower to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any of the Loan Parties and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties and (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts, and trust or similar accounts.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into pursuant to the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Final Order” means a final order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and such other modifications are satisfactory in form and substance to Administrative Agent and the Required Lenders in their reasonable discretion) and authorizing the Delayed Draw Term Loans.
“Final Order Entry Date” means the date on which the Final Order is entered by the Bankruptcy Court.
“Finance Obligations” means, at any date, all DIP Term Credit Obligations.
“Financial Officer” of any person means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date. For purposes herein, the term “consolidated” means such Person consolidated with the Subsidiaries.
“Glencore Credit Agreement” means that certain credit agreement, dated as of December 29, 2012, between the Jamaican Borrower, as borrower, and Surela Investments Ltd.
“Governmental Authority” means any federal, state, provincial, territorial, municipal, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
“Guarantee” of or by any person (the “guarantor”) means (i) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (B) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (C) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (D) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (E) as an account party in respect of any letter of credit, bank guarantee or other letter of guaranty issued to support such Indebtedness or other obligation, or (ii) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“guarantor” has the meaning assigned to such term in the definition of the term “Guarantee.”
“Guarantor” means any of Holdings and the Subsidiary Loan Parties and “Guarantors” means two or more of them, collectively.
“Guaranty” means, collectively, the guaranty made by Holdings and the Subsidiary Loan Parties under the Collateral Agreement in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.10.
“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“Holdings” has the meaning assigned to such term in the preamble to this Agreement.
“Indebtedness” of any person means, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (v) all Capital Lease Obligations of such person, (vi) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Contracts, (vii) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (viii) the principal component of all obligations of such person in respect of bankers’ acceptances, (ix) all Guarantees by such person of Indebtedness described in clauses (i) through (viii) above and (x) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.04(b).
“Information” has the meaning assigned to such term in Section 10.07.
“Initial Term Loans” has the meaning assigned to such term in Section 2.01(a).
“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund any Initial Term Loan on the Closing Date, and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate on the Closing Date (before giving effect to the Initial Term Loans made on the Closing Date). The amount of each Lender’s Initial Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01 and the aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $25,000,000 (in each case, before giving effect to the Initial Term Loans made on the Closing Date).
“Intellectual Property Rights” has the meaning assigned to such term in Section 4.23.
“Intercreditor Agreement” means that certain intercreditor agreement dated as of February 29, 2012 among Holdings, the U.S. Borrower, the Prepetition Term Agent and the Prepetition ABL Agent.
“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.05 substantially in the form of Exhibit G hereto.
“Interest Expense” means, with respect to any person for any period, the sum of (i) gross interest expense of such person and its subsidiaries for such period on a consolidated basis whether paid or accrued, including (A) the amortization of debt discounts, (B) the amortization of all fees (including fees with respect to Swap Contracts) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, commissions, discounts and other fees and charges incurred in respect of letters of credit, (C) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (D) net payments and receipts (if any) pursuant to interest rate Swap Contracts) and (ii) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the U.S. Borrower and its Subsidiaries with respect to interest rate Swap Contracts, and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the U.S Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
“Interest Payment Date” means (i) with respect to any Eurodollar Rate Loan, the last Business Day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (ii) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December.
“Interest Period” means, as to any Eurodollar Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter as the Borrower Representative may elect, or the date any Eurodollar Rate Borrowing is converted to a Base Rate Borrowing in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.06, 2.07 or 2.08; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interim Order” means an interim order of the Bankruptcy Court (as the same may be amended, supplemented, or modified from time to time after entry thereof in accordance with the terms hereof) in the form set forth as Exhibit B, with changes to such form as are reasonably satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, approving the Loan Documents and the DIP ABL Loan Documents.
“Interim Order Entry Date” means the date on which the Interim Order is entered by the Bankruptcy Court.
“Investment” has the meaning assigned to such term in Section 7.04.
“Jamaica Funding Date” means the date of any Credit Event on which Loans are made to the Jamaican Borrower.
“Jamaican Borrower” has the meaning assigned thereto in the preamble to this Agreement.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.
“Lender” means each financial institution listed on Schedule 2.01 (other than any such person that ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.06) and any person that becomes a “Lender” hereunder pursuant to Section 10.06.
“Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Acceptance pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower Representative as the office by which its Loans of such Type are to be made and maintained.
“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset or (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Loan Documents” means this Agreement, the Security Documents, the Agent Fee Letter, the Intercreditor Agreement, and any Note issued under Section 2.06(e).
“Loan Parties” means Holdings, the Borrowers and the Subsidiary Loan Parties.
“Loans” means the Initial Term Loans and the Delayed Draw Term Loans.
“Local Time” means New York City time.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on the business, property, operations or condition of U.S. Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder; provided that the term “Material Adverse Effect” will not be deemed to exist as a result of the Cases or the circumstances and events leading up thereto.
“Material Indebtedness” means Indebtedness (other than Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $25,000,000.
“Maturity Date” means the earlier of the date which is (i) nine months following the Closing Date, (ii) the earlier of the date (x) the Borrower enters into (or files a motion with the Bankruptcy Court or otherwise takes action to pursue the Bankruptcy Court for approval of) a purchase agreement, unless such purchase agreement is entered into in connection with an auction conducted pursuant to the order approving the Downstream Sale Process or the Upstream Sale Process and (y) the Borrower files a motion or otherwise takes action to pursue the Bankruptcy Court for approval of a sale (other than an auction conducted pursuant to the order approving the Downstream Sale Process or the Upstream Sale Process); (iii) the consummation of a sale of all or substantially all of the assets of the Borrower pursuant to Section 363 of the U.S. Bankruptcy Code or otherwise; (iv) the effective date of a plan of reorganization or liquidation in the Cases; (v) the date of filing or support by the Borrower of a plan of reorganization that does not provide for indefeasible payment in full in cash of all obligations owing under the DIP Term Loan Facility or (vi) the date of termination of the Commitments and the acceleration of any outstanding extensions of credit, in each case, under the DIP Term Loan Facility in accordance with the terms of this Agreement.
“Maximum Rate” has the meaning assigned to such term in Section 10.10.
“Milestones” means, collectively, the Downstream Milestones, the Plan Milestones and the Upstream Milestones.
“Monthly Budget” means a monthly income statement, balance sheet and statement of cash flows of Holdings and its Subsidiaries on a consolidated and consolidating by segment basis through the pendency of the Cases, in form and substance consistent with the Budget.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgaged Properties” means the Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01 and each additional Real Property encumbered by a Mortgage pursuant to Section 6.10.
“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, each substantially in the form of Exhibit D (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters), as amended, supplemented or otherwise modified from time to time.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Proceeds” means:
(i)    100% of the cash proceeds actually received by the Borrower or any Subsidiary Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than those pursuant to Section 7.05(a), (e), (f) or (i)), net of (A) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (B) Taxes paid or payable as a result thereof, and (C) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (A) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if no Event of Default exists and the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth (x) the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Subsidiaries within nine months of such receipt and that such usage of such proceeds is contemplated by the Budget in most recently delivered by the Borrower in accordance with Section 6.04(k), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within nine months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such nine-month period but within such nine-month period are contractually committed to be used, then, upon the termination of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds shall constitute Net Proceeds unless the aggregate amount of all such proceeds shall exceed $1,000,000; and
(ii)    100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Equity Issuance or Indebtedness (other than Excluded Indebtedness), net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Affiliate of the Borrower shall be disregarded.
“Non-Consenting Lender” has the meaning assigned to such term in Section 10.01.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” has the meaning assigned to such term in Section 2.06(e).
“Orders” means collectively, the Interim Order and the Final Order.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax, other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). Other Taxes shall not include any Taxes imposed on, or measured by reference to, gross income, net income or gain.
“Participant” has the meaning assigned to such term in Section 10.06(d).
“Participant Register” has the meaning assigned to such term in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” means the Perfection Certificate with respect to Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.
“Permitted Holder” means the group consisting of the directors, executive officers and other key management personnel of the U.S. Borrower, Holdings and their Subsidiaries, as the case may be, on the Closing Date together with (i) any new directors whose election by such Boards of Directors or whose nomination for election by the shareholders of the U.S. Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the U.S. Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (ii) executive officers and other key management personnel of the U.S. Borrower or Holdings and their Subsidiaries, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the U.S. Borrower or Holdings, as the case may be.
“Permitted Investments” means:
(i)    direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;
(ii)    bank deposits, checking accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long term debt, or whose parent holding company’s long term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(iii)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;
(iv)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 1 (or higher) according to Moody’s, or A 1 (or higher) according to S&P;
(v)    securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;
(vi)    shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (i) through (v) above;
(vii)    money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000;
(viii)    time deposit accounts, certificates of deposit and money market deposits (in each case with or from a bank meeting the qualifications described in clause (ii) above) in an aggregate face amount not in excess of 0.50% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and
(ix)    instruments equivalent to those referred to in clauses (i) through (viii) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“Permitted Liens” has the meaning assigned to such term in Section 7.02.
“Permitted Variance” has the meaning assigned to such term in Section 6.15.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Petition Date” has the meaning assigned thereto in the preamble to this Agreement.
“Plan Filing Date” has the meaning assigned to such term in Section 6.12(a)(v).
“Plan Milestones” has the meaning assigned to such term in Section 6.12(b)
“Platform” has the meaning assigned to such term in Section 10.08.
“Pledged Collateral” has the meaning assigned to such term in the Collateral Agreement.
“Prepetition ABL Agent” means Bank of America, N.A.
“Prepetition ABL Credit Agreement” means the Credit Agreement dated as of February 29, 2012 among Holdings, the Borrower, the Domestic Subsidiaries of Holdings named therein as guarantors or borrowers, the banks and other lending institutions party thereto from time to time, the Prepetition ABL Agent, and the other agents named therein, as amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.
“Prepetition ABL Lenders” means the lenders under the Prepetition ABL Credit Agreement.
“Prepetition Term Agent” means Cortland Capital Market Services LLC.
“Prepetition Term Lenders” means the lenders under the Prepetition Term Loan Agreement.
“Prepetition Term Loan Agreement” means that certain Credit Agreement, dated as of February 29, 2012, by and among the Borrower, Holdings, the Prepetition Term Agent and the lenders identified therein, as amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.
“Prepetition Term Loans” means the loans under the Prepetition Term Loan Agreement.
“Primed Liens” has the meaning assigned to such term in Section 2.12(c).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Professional Fees” means the fees and reimbursable expenses of Professional Persons.
“Professional Person” means a Person who is an attorney, financial advisor, accountant, appraiser, auctioneer or other professional person and who is retained, with Bankruptcy Court approval, by (a) the Borrower Representative pursuant to Section 327 of the Bankruptcy Code or (b) a Committee pursuant to Section 1103(a) of the Bankruptcy Code.
“Public Lender” has the meaning assigned to such term in Section 10.08.
“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.
“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning assigned to such term in Section 10.06(c).
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.
“Removal Effective Date” has the meaning assigned to such term in Section 9.06(b).
“Reorganization Plan” means a liquidation plan or plan of reorganization in any or all of the Cases of the Debtors.
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to an ERISA Plan (other than an ERISA Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Required Lenders” means, collectively, (a) all funds managed, advised, or subadvised by Credit Suisse Asset Management, LLC, (b) Guggenheim Partners, LLC and (c) at any time, Lenders having Loans outstanding, that taken together, represent more than 50% of the sum of (i) all Loans outstanding at such time and (ii) all unfunded Commitments at such time. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning assigned to such term in Section 9.06(a).
“Responsible Officer” of any person means any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Payments” has the meaning assigned to such term in Section 7.06.
“S&P” means Standard & Poor’s Ratings Group, Inc.
“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or Person.
“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn /index.html, or as otherwise published from time to time.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Secured Parties” means the “Secured Parties” as defined in the Collateral Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Documents” means the Mortgages, the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.10.
“Senior Notes” means the Borrower’s floating rate senior notes due 2015, issued pursuant to the Senior Notes Indenture and outstanding on the Closing Date.
“Senior Notes Indenture” means the Indenture dated as of May 18, 2007 under which the Senior Notes were issued, among the Borrower and certain of its Subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“Sherwin” means Sherwin Alumina Company, LLC.
“Sherwin Contract” means that certain Bauxite Sales Agreement dated as of December 29, 2012 between the Jamaican Borrower and Sherwin.
“Sherwin Settlement” means a settlement agreement, in form and substance acceptable to the Required Lenders, between the Jamaican Borrower and Sherwin and regarding the Sherwin Contract and any and all claims and counterclaims between Sherwin and the Debtors, including, but not limited to, any claims arising from or relating to the Glencore Credit Agreement.
“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (ii) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means, unless the context otherwise requires, a subsidiary of the U.S. Borrower.
“Subsidiary Loan Party” means (i) each Wholly Owned Domestic Subsidiary of the U.S. Borrower, whether existing on the Closing Date or formed or acquired thereafter, and (ii) each other Subsidiary of the U.S. Borrower that, in the sole discretion of the Borrower Representative, becomes a party to the Collateral Agreement (or a comparable agreement mutually agreed, each in their sole discretion, by the Borrowers and the Administrative Agent) after the Closing Date.
“Superpriority Claim” means a claim against any Debtor in any of the Cases which is an administrative expense claim having priority over any and all administrative expenses, diminution claims and all other claims against the Debtors, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the U.S. Bankruptcy Code, and over any and all administrative expenses or other claims arising under Sections 105, 326, 328, 330, 331, 365, 503(b), 506(c) (subject only to and effective upon entry of the Final Order), 507(a), 507(b), 726, 1113 or 1114 of the U.S. Bankruptcy Code.
“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, that (i) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the U.S. Borrower or any of its Subsidiaries, and (ii) no contract for the purchase of natural gas of which any Loan Party intends to take delivery from a counterparty in the business of supplying natural gas, shall be a Swap Contract.
“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Contract.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transaction Documents” means the Prepetition ABL Credit Agreement, DIP ABL Loan Documents and the Loan Documents.
“Transactions” means the (i) execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of the Loans hereunder, the use of the proceeds thereof, and the payment of fees and expenses related to the foregoing and (ii) execution, delivery and performance by the Loan Parties of DIP ABL Loan Documents, the borrowings and other extensions of credit under the DIP ABL Facility, the use of the proceeds thereof, and the payment of fees and expenses related to the foregoing.
“Type” means, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Eurodollar Rate and the Base Rate.
“Unfunded Pension Liability” means the excess of an ERISA Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that ERISA Plan’s assets, determined in accordance with the assumptions used for funding the ERISA Plan pursuant to Section 412 of the Code for the applicable plan year.
“Uniform Commercial Code or UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Upstream Auction” has the meaning assigned to it in Section 6.12(c).
“Upstream Business” means any business of the Debtors that is not part of the Downstream Business.
“Upstream Milestones” has the meaning to it assigned to it in Section 6.12(c).
“Upstream Sale Motion” has the meaning assigned to it in Section 6.12(c).
“Upstream Sale Process” means the implementation of bidding and sale procedures in respect of all of the Debtors’ assets and property that comprise the “Upstream Business,” approved by an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Required Lenders in all respects.  The order approving the Upstream Sale Process shall permit the Prepetition Term Lenders to credit bid all or any portion of the amounts outstanding under the Prepetition Term Loan Agreement and/or the DIP Term Facility.
“U.S. Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“U.S. Borrower” has the meaning assigned thereto in the preamble to this Agreement.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Variance Report” means a variance report on a weekly basis setting forth (i) actual Operating Sales, Non-Operating Sales, Operating Disbursements, Payroll Disbursements, CAPEX Disbursements, Other Disbursements and, Operating Cash Flow, Net Cash Flow, Beginning and Ending Cash, Borrowing Base. Beginning and Ending ABL, Beginning and ending DIP Term Loan balance (as referred to in the Budget) for the prior week, (ii) all variances, including Permitted Variances, on an individual line item basis, segment basis and an aggregate basis, as compared to the Budget on a weekly and cumulative basis, and (iii) an explanation, in reasonable detail, for any material variance, certified by a Financial Officer of Holdings.
“Wholly Owned Domestic Subsidiary” of any person means a subsidiary of such person that is both a Domestic Subsidiary and a Wholly Owned Subsidiary.
“Wholly Owned Foreign Subsidiary” of any person means a subsidiary of such person that is both a Foreign Subsidiary and a Wholly Owned Subsidiary.
“Wholly Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Section 1.02    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements hereof and thereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower Representative notifies the Administrative Agent that the Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section 1.03    Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
ARTICLE II
THE CREDITS
Section 2.01    DIP Term Loan Facility.
(a)    Initial Term Loans. Each Lender having an Initial Term Loan Commitment agrees, severally and not jointly, to make, subject to satisfaction (or waiver by all such Lenders having Initial Term Loan Commitments identified on Schedule 2.01) of the conditions precedent set forth in Sections 5.01 and 5.02, upon written request by the Borrower Representative upon or after the entry of the Interim Order, Loans to the Borrowers, in a principal amount up to such Lender’s Initial Term Loan Commitment (collectively, the “Initial Term Loans”), in multiple Borrowings from the Interim Order Entry Date until the Final Order Entry Date; provided that the aggregate amount of Loans made to the Jamaican Borrower shall not exceed (x) $6,000,000, prior to the date that is 90 days after the Petition Date and (y) an amount to be agreed by the Lenders in their sole discretion, thereafter. Amounts prepaid or repaid in respect of the Initial Term Loans may not be reborrowed.
(b)    Delayed Draw Term Loans. Each Lender having a Delayed Draw Term Loan Commitment agrees, severally and not jointly, to make, subject to satisfaction (or waiver by all such Lenders having Delayed Draw Term Loan Commitments identified on Schedule 2.01) of the conditions precedent set forth in Sections 5.01 and 5.03, upon written request by the Borrower Representative upon or after the entry of the Final Order, Loans to the Borrowers in a principal amount up to such Lender’s Delayed Draw Term Loan Commitment (collectively, the “Delayed Draw Term Loans”) in multiple Borrowings from the Final Order Entry Date until the Business Day immediately prior to the Maturity Date; provided that the aggregate amount of Loans made to the Jamaican Borrower shall not exceed (x) $6,000,000, prior to the date that is 90 days after the Petition Date and (y) an amount to be agreed by the Lenders in their sole discretion, thereafter. Amounts prepaid or repaid in respect of the Delayed Draw Term Loans may not be reborrowed.
(c)    The Delayed Draw Term Loans and Initial Term Loans shall constitute a single class of Loans for all purposes of this Agreement and the other Loan Documents.
(d)    The outstanding principal amount of the Loans, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.
Section 2.02    Loans and Borrowings. %3. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(a)    Subject to Section 3.03, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Base Rate Loan or Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect how the Loan is recorded in the Register or the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 3.01 or 3.04 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(b)    Borrowings of more than one Type may be outstanding at the same time; provided, that there shall not at any time be more than a total of five Eurodollar Rate Borrowings outstanding under the DIP Term Loan Facility.
(c)    Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request in writing in the form of the Borrowing Request (a) in the case of a Eurodollar Rate Borrowing, not later than 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing (or in the case of a Eurodollar Rate Borrowing on the Closing Date, one Business Day before the proposed borrowing) or, (b) in the case of a Base Rate Borrowing, not later than 12:00 p.m., Local Time, two Business Days before the date of the proposed Borrowing. Each such written Borrowing Request shall be irrevocable, signed by a Responsible Officer of the Borrower Representative, and specify the following information in compliance with Section 2.02:
(i)    the Borrower who will be Borrowing;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing;
(v)    in the case of a Eurodollar Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed.
If the Borrower Representative fails to specify a Type of Loan in a Borrowing Request or if the Borrower Representative fails to give a timely notice requesting a conversion or continuation, then the Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender in writing of the contents thereof, including the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all amounts requested in the Borrowing Request, the Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower as specified in the Borrowing Request.
Section 2.05    Interest Elections. %3. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)    To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election in writing in the form of the Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(b)    Each written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
(v)    If any such Interest Election Request requests a Eurodollar Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)    If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Rate Borrowing and (ii) unless repaid, each Eurodollar Rate Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.06    Agreement to Repay Loans; Evidence of Debt. %3. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.07.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.06 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement. In the case of a conflict between the account maintained pursuant to paragraphs (b) and (c) of this Section 2.06, the entries in the account maintained by the Administrative Agent shall control.
(d)    Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower Representative shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent and reasonably acceptable to the Borrower Representative. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.07    Repayment of Loans. The Borrowers shall pay the aggregate principal amount of all Loans outstanding, together with accrued and unpaid interest thereon, on the Maturity Date.
Section 2.08    Prepayment of Loans and Termination of Commitments.
(a)    The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (subject to Section 3.05), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with the below, which notice shall be irrevocable. Each prepayment made pursuant to this Section 2.08(a) shall be made upon notice to the Administrative Agent, in a writing appropriately signed by a Responsible Officer of the Borrower Representative, which notice must be received by the Administrative Agent not later than 1:00 p.m. Local Time (x) one Business Day prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans. Each written notice by the Borrower Representative pursuant to this Section 2.08(a) must be confirmed promptly by delivery to the Administrative Agent of a written prepayment notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s percentage). If such notice is given by the Borrower Representative, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan under this Section 2.08(a) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(b)    The Borrowers shall have the right at any time and from time to time to reduce the Commitments, without premium or penalty, in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, subject to prior notice in accordance with the below, which notice shall be irrevocable.  Each reduction made pursuant to this Section 2.08(b) shall be made upon written notice to the Administrative Agent, signed by a Responsible Officer of the Borrower Representative, which notice must be received by the Administrative Agent not later than 1:00 p.m. Local Time one Business Day prior to any date of reduction. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such reduction (based on such Lender’s percentage (carried out to the ninth decimal place)).
(c)    Subject to the Intercreditor Agreement, Section 6.13 and the Orders, the Borrowers shall apply all Net Proceeds of any DIP Term Loan Priority Collateral (including casualty events or condemnation) promptly upon receipt thereof to prepay Loans and the Prepetition Term Loans.
Section 2.09    Fees. %3. The U.S. Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, all fees as stated in the Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason.
(a)    The U.S. Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its pro rata share of the Commitments, a closing fee (the “Closing Fee”) in an amount equal to 4.0% of the aggregate Commitments as of the Closing Date (before giving effect to the Loans to be made on the Closing Date), which shall be due and payable on the Closing Date. Such Closing Fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(b)    All fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.10    Interest. %3. The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the sum of %4. the greater of (x) the Base Rate and (y) 2.00% plus %4. the Applicable Margin.
(a)    The Loans comprising each Eurodollar Rate Borrowing shall bear interest for each Interest Period applicable thereto at a rate per annum equal to the sum of (i) the greater of (x) the Adjusted Eurodollar Rate for such Interest Period and (y) 1.00% plus (ii) the Applicable Margin.
(b)    Notwithstanding the foregoing, immediately on the occurrence and during the continuance of any Event of Default, the outstanding principal amount of the Loans and any overdue amounts shall bear interest or earn fees at a rate (the “Default Rate”) per annum equal to 2.0% plus the rate otherwise applicable thereto and such interest shall be payable on demand.
(c)    Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) on the Maturity Date; provided, that (i) interest accrued pursuant to paragraph (c) of this Section 2.10 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate (including Base Rate Loans determined by reference to the Adjusted Eurodollar Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Adjusted Eurodollar Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.11    Payments Generally; Pro Rata Treatment; Sharing of Set offs. %3. Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 3.01, 3.04 or 3.05, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower Representative by the Administrative Agent, except that payments pursuant to Sections 3.01, 3.04, 3.05 and 10.04 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(a)    If at any time insufficient funds are received by and available to the Administrative Agent from the applicable Borrower to pay fully all amounts of principal, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(b)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) DIP Term Credit Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such DIP Term Credit Obligations due and payable to such Lender at such time to (y) the aggregate amount of the DIP Term Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the DIP Term Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time or (ii) DIP Term Credit Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such DIP Term Credit Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the DIP Term Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the DIP Term Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of DIP Term Credit Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to such Borrower unless, in the case of an assignment of Loans to such Borrower, such assignment is made in accordance with Section 10.06 hereof.
Each Borrower consents to the foregoing Section 2.11(c) and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
(c)    Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon Local Time on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to such Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.12    Priority and Liens. As set forth in the Orders, all DIP Term Credit Obligations of the Loan Parties shall constitute and be deemed a cost and expense of administration in the Cases and shall be entitled to administrative status under Section 503(b) of the Bankruptcy Code and priority under Section 364(c)(1) of the Bankruptcy Code, having priority in right of payment over all other obligations, liabilities, and indebtedness of each Loan Party, whether now in existence or hereafter incurred by any Loan Party, and over any and all costs and expenses of administration incurred in any of the Cases or in any superseding Chapter 7 case, but subject to the Carve-Out. The DIP Term Credit Obligations shall be secured by security interests in and Liens upon all real and personal property of the Loan Parties as and to the extent set forth in the Security Documents and each Order, pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, with the priorities set forth in the Orders.
Section 2.13    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent and the Borrower Representative as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower Representative, to be held in a Deposit Account and released pro-rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower Representative as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Representative against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made were issued at a time when the conditions set forth in Section 5.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro-rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower Representative and the Administrative Agent in their sole discretion agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro-rata basis by the Lenders in accordance with their percentages (carried out to the ninth decimal place) of the applicable Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of either Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.14    Borrower Representative. Each Borrower hereby appoints the U.S. Borrower as its agent to act as the “Borrower Representative” hereunder. The U.S. Borrower hereby accepts the appointment by each Borrower to act as the Borrower Representative pursuant to this Section 2.14. Each Borrower hereby authorizes the Borrower Representative to provide the Administrative Agent with all notices with respect to the Loans and the other extensions of credit hereunder and all other notices and instructions related to the Loans and the other extensions of credit under this Agreement and the other Loan Documents and (ii) to take such action as the Borrower Representative deems appropriate on its behalf to obtain the Loans and the other extensions of credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of such Borrower by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(d)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.
(e)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(f)    Tax Indemnifications.
(i)    Without duplication of any additional amounts paid pursuant to Section 3.01(a), each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(g)    Evidence of Payments. Upon request by the Borrower Representative or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower Representative shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Representative, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Representative or the Administrative Agent, as the case may be.
(h)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B), (ii)(C) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, is owned by a U.S. Person) shall deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender or such U.S. Person, as applicable, is exempt from U.S. federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) eligible for the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    duly completed and executed originals of IRS Form W-8ECI with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, with respect to the Person treated as its owner for U.S. Federal tax purposes);
(3)    in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for Federal tax purposes) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. Federal tax purposes, the Person treated as its owner for U.S. Federal tax purposes) is not the beneficial owner, duly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) update such form or certification or (y) notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(i)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient receives a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Recipient be required to pay any amount to a Loan Party pursuant to this paragraph (f) the payment of which would replace the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(j)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Loan Document.
Section 3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Base Rate, or to determine or charge interest rates based upon the Eurodollar Base Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Base Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative in writing that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower Representative shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Base Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Base Rate. Each Lender agrees to notify the Administrative Agent and the Borrower Representative in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Base Rate. Upon any such prepayment or conversion, the Borrower Representative shall also pay accrued interest on the amount so prepaid or converted.
Section 3.03    Inability to Determine Rates. If the Required Lenders advise the Administrative Agent prior to a Eurodollar Rate Borrowing, or a conversion of a Base Rate Loan to a Eurodollar Rate Loan or a continuation of a Eurodollar Rate Loan that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan or (iii) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will as promptly as practicable so notify the Borrower Representative (by electronic mail) and each Lender. Thereafter, (x) any Interest Election Request that requests the conversion of any Base Rate Loan to a Eurodollar Rate Loan or the continuation of a Eurodollar Rate Loan shall be ineffective, (y) if any Borrowing Request requests a Eurodollar Rate Borrowing, then such Borrowing shall be made as a Base Rate Borrowing and (z) in the event of a determination described in the preceding sentence with respect to the Eurodollar Base Rate component of the Base Rate, the utilization of the Eurodollar Base Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Notwithstanding anything to the contrary contained herein, upon receipt of such notice, the Borrower Representative may revoke any pending request for a Eurodollar Rate Borrowing, conversion of a Base Rate Loan to a Eurodollar Rate Loan or a continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Section 3.04    Increased Costs.
(e)    Increased Costs Generally. If any Change in Law shall:
(iv)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its applicable Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder);
(v)    subject to any Recipient to any Taxes other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(vi)    impose on any Lender (or its applicable Lending Office) or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender (or its applicable Lending Office) of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Base Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower or Borrowers, as applicable, will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(f)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or its applicable Lending Office or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower or Borrowers, as applicable, will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(g)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower Representative shall be conclusive absent manifest error. The Borrower or Borrowers, as applicable, shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(h)    Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower or Borrowers, as applicable, shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(vii)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(viii)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower pursuant to this Agreement; or
(ix)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Representative pursuant to Section 10.14;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by such Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate for such Loan by a matching deposit or, other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
Section 3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or if the applicable Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any event gives rise to the operation of Section 3.02, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if either Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.14.
Section 3.07    Survival. All of each Borrower’s obligations under this Article III shall survive repayment of all other DIP Term Credit Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
On the date of each Credit Event as provided in Section 5.01, each of Holdings and each Borrower represents and warrants to each of the Lenders that:
Section 4.01    Organization; Powers. Except as set forth on Schedule 4.01, each of Holdings, the U.S. Borrower and each of its Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) subject to the entry of the Orders and subject to the terms thereof, has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.
Section 4.02    Authorization. The execution, delivery and performance by Holdings, each Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, each Borrower and each of the Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by laws of Holdings, either Borrower or any Subsidiary Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any post-petition agreement to which Holdings, either Borrower or any Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, either Borrower or any Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.
Section 4.03    Enforceability. Subject to the entry of the Orders and subject to the terms thereof, this Agreement has been duly executed and delivered by Holdings, each Borrower and each Subsidiary Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.04    Governmental Approvals. Subject to the entry of the Orders and subject to the terms thereof, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings, registrations or other notifications in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.04.
Section 4.05    Financial Statements. %3. (i) On and as of the Closing Date, the Budget for the 13-week period from the week ending February 5, 2016 through and including the week ending April 29, 2016, copies of which have heretofore been furnished to Administrative Agent and the Lenders and (ii) following the Closing Date, the Budget delivered pursuant to Section 6.04(k), in each case are based on good faith estimates and assumptions made by the management of Holdings; provided that the Budget is not to be viewed as facts and that actual results during the period or periods covered by the Budget may differ from the Budget and that the differences may be material; provided, further, the Budget was based in good faith on assumptions believed by the management of Holdings to be reasonable at the time made and (1) in the case of the Budget in clause (a) above, on the Closing Date and (2) in the case of the Budget delivered pursuant to clause (ii) above, the date of delivery of the same (it being understood that assumptions as to future results are inherently subject to uncertainty and contingencies, many of which are beyond the Loan Parties’ control).
(c)    The audited combined balance sheets of Holdings and its consolidated Subsidiaries as at the end of the 2014 and 2013 fiscal years, and the related audited combined statements of income, stockholders’ equity, and cash flows for such fiscal years, reported on by and accompanied by a report from Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the combined financial position of Holdings and its consolidated Subsidiaries as at such date and the combined results of operations, stockholders’ equity, and cash flows of Holdings and its consolidated Subsidiaries for the years then ended.
Section 4.06    No Material Adverse Effect. Since the Closing Date, there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect (other than commencement of the Cases).
Section 4.07    Title to Properties; Possession Under Leases. %3. Each of Holdings, the U.S. Borrower and its Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(c)    Each of the U.S. Borrower and its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.07(b), the U.S. Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)    As of the Closing Date, none of the U.S. Borrower or its Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.
Section 4.08    Subsidiaries. %3. Schedule 4.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each direct and indirect subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.
(e)    As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the U.S. Borrower or any of its Subsidiaries, except as set forth on Schedule 4.08(b).
Section 4.09    Litigation; Compliance with Laws. %3. Except for the Cases, there are no unstayed actions, suits or proceedings at law or in equity or, to the knowledge of the Borrowers, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrowers, threatened in writing against or affecting Holdings or the U.S. Borrower or any of its Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e)    None of Holdings, the U.S. Borrower, its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 4.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.10    Federal Reserve Regulations. %3. None of Holdings, the U.S. Borrower or its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(a)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.
Section 4.11    Investment Company Act. None of Holdings, the U.S. Borrower or its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 4.12    Use of Proceeds. The Borrowers shall use the proceeds of the DIP ABL Facility and DIP Term Facility in accordance with the Budget and the Orders entered in connection with the Cases and the Borrowers shall use the proceeds of the DIP ABL Facility and DIP Term Facility during the pendency of the Cases exclusively for one or more of the following purposes (subject to any additional restrictions on the use of such proceeds and any such cash collateral set forth in the Interim Order): (a) in the case of the ABL DIP Facility, to pay (or in the case of contingent obligations, to cash collateralize) amounts owed by any Debtor at any time to any lender under any of the DIP ABL Loan Documents, including, without limitation, costs, fees and expenses at any time due thereunder, and, in the case of the DIP Term Facility, to pay amounts owed by any Debtor at any time to any Lender under any of the Loan Documents, including, without limitation, costs, fees and expenses at any time due thereunder; (b) to make disbursements specified or authorized to be paid in the Budget and in amounts not to exceed the Permitted Variances provided in the DIP ABL Loan Documents or the Loan Documents (all of which shall be deemed to be made to prevent immediate and irreparable harm to the Debtors); (c) to make adequate protection and other payments to the Prepetition ABL Agent, Prepetition ABL Lenders, Prepetition Term Agent or Prepetition Term Lenders to the extent authorized or required herein; (d) for any other purposes specified in the Budget, any “first day” order or the Interim Order; (e) to pay other fees or expenses that are required or authorized to be paid, prior to the Final Hearing, under any of the Loan Documents or DIP ABL Loan Documents or the Interim Order; and (f) to fund the Carve-Out (as defined in the Interim Order).
Section 4.13    Taxes. Except as set forth on Schedule 4.13:
(a)    except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of Holdings, the U.S. Borrower and its Subsidiaries has filed or caused to be filed all federal, state, local and non U.S. Tax returns required to have been filed by it and (ii) each such Tax return is true and correct;
(b)    each of Holdings, each Borrower and each Borrower’s Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a)(i) above and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 6.03 and for which Holdings, the U.S. Borrower or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(c)    other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect as of the Closing Date, with respect to each of Holdings, the U.S. Borrower and its Subsidiaries, there are no claims being asserted in writing by any Governmental Authority with respect to any Taxes.
Section 4.14    No Material Misstatements. All written information (other than the Budget, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the U.S. Borrower, its Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and, if delivered prior to the Closing Date, as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.
Section 4.15    Employee Benefit Plans. %3. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the U.S. Borrower, Holdings, any of their Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no ERISA Plan has any Unfunded Pension Liability in excess of $500,000; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of Holdings, the U.S. Borrower, its Subsidiaries and the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.
(a)    Each of Holdings, the U.S. Borrower and its Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.
(b)    Within the last five years, no ERISA Plan of Holdings, the U.S. Borrower, any Subsidiaries or the ERISA Affiliates has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, that would reasonably be expected to result in liability to Holdings, the Borrowers, any Subsidiaries of the ERISA Affiliates in excess of $500,000, nor has any ERISA Plan of Holdings, the U.S. Borrower, any Subsidiaries or the ERISA Affiliates (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (with the meaning of Section 4001(a)(14) of ERISA) of Holdings, the Borrowers, any Subsidiaries or the ERISA Affiliates that has or would reasonably be expected to result in a Material Adverse Effect.
Section 4.16    Environmental Matters. Except as set forth in Schedule 4.16 and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the U.S. Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrowers’ knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the U.S. Borrower or any of its Subsidiaries, (ii) each of U.S. Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) to the Borrowers’ knowledge, no Hazardous Material is located at, on or under any property currently owned, operated or leased by the U.S. Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the U.S. Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the U.S. Borrower or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the U.S. Borrower or any of its Subsidiaries under any Environmental Laws and (iv) there are no agreements in which the U.S. Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.
Section 4.17    Security Documents. %3. Subject to the entry of the Orders, the Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. To the extent not previously delivered to the Prepetition ABL Agent or the Prepetition Term Loan Agent, as applicable, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, subject to the entry of the Orders, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Finance Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case with the priority set forth in the Orders.
(a)    Subject to the entry of the Orders, when the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in all domestic Intellectual Property, in each case prior and superior in right to any other person (except Permitted Liens), to the extent permitted by the Intercreditor Agreement and as described in the Orders, it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date.
(b)    Subject to the entry of the Orders, the Collateral Agent (for the benefit of the Secured Parties) will have upon entry of the Interim Order, a valid Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and subject to the entry of the Orders, the Collateral Agent (for the benefit of the Secured Parties) will have, upon entry of the Interim Order, a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, subject to the Permitted Liens having priority under applicable Law, the Orders and/or the Intercreditor Agreement.
(c)    Notwithstanding anything herein (including this Section 4.17) or in any other Loan Document to the contrary, neither either Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Administrative Agent, the Collateral Agent or any Lender with respect thereto, under foreign law.
Section 4.18    Location of Real Property and Leased Premises. %3. The Perfection Certificate correctly sets forth and identifies, in all material respects, as of the Closing Date all material Real Property owned by the Borrowers and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the Borrowers and the Subsidiary Loan Parties own in fee or in equity all the Real Property set forth as being owned by them on such schedules to the Perfection Certificate.
(a)    The Perfection Certificate completely and correctly sets forth and identifies, in all material respects, as of the Closing Date, all material Real Property leased by the Borrowers and the Subsidiary Loan Parties and the addresses thereof and the leases pursuant to which the Real Property is leased.
Section 4.19    Cases. The Cases were commenced on the Petition Date in accordance with applicable Laws and proper notice thereof, and the hearing for the approval of the Interim Order has been given as identified in the certificate of service filed with the Bankruptcy Court.
Section 4.20    Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, the U.S. Borrower or any of the its Subsidiaries; (b) the hours worked and payments made to employees of Holdings, the U.S. Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Holdings, U.S. Borrower or any of its Subsidiaries or for which any claim may be made against Holdings, U.S. Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, such Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Holdings, U.S. Borrower or any of its Subsidiaries (or any predecessor) is a party or by which Holdings, the U.S. Borrower or any of its Subsidiaries (or any predecessor) is bound.
Section 4.21    Insurance. Schedule 4.21 sets forth a true, complete and correct description, in all material respects, of all material insurance maintained by or on behalf of Holdings, the U.S. Borrower or its Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.
Section 4.22    No Default. Subject to the entry of the Orders and subject to the terms thereof, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 4.23    Intellectual Property; Licenses, etc. Except as would not reasonably be expected to have a Material Adverse Effect and as set forth in Schedule 4.23, (a) the U.S. Borrower and each of its Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the best knowledge of the Borrowers, neither the U.S. Borrower nor its Subsidiaries nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by the U.S. Borrower or its Subsidiaries infringes upon Intellectual Property Rights of any other person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened.
Section 4.24    Orders. The Interim Order and, after it has been entered, the Final Order, and the transactions contemplated by this Agreement and the other Loan Documents are in full force and effect, and have not, in whole or in part, been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal or otherwise challenged or subject to any pending or threatened challenge or proceeding in any jurisdiction, and each Borrower is in compliance with each Order.
Section 4.25    OFAC. No Loan Party (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Entities, or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, in each case, that would constitute a violation of applicable Laws. No proceeds of any Loan will be used and none have been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, in each case, that would constitute a violation of applicable Laws.
ARTICLE V
CONDITIONS OF LENDING
The obligations of the Lenders to make Loans (each, a “Credit Event”) are subject to the satisfaction or waiver (in accordance with Section 10.01 hereof) of the following conditions:
Section 5.01    All Credit Events. On the date of each Credit Event:
(a)    The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03).
(b)    The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c)    At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing or would result therefrom.
(d)    (i) After the Interim Order Entry Date, the Interim Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to a stay, and shall not have been modified or amended in any respect without the prior written consent of the Required Lenders and, to the extent affecting the rights or obligations of the Administrative Agent, the Administrative Agent or (ii) on and after the Final Order Entry Date, the Final Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to a stay, and shall not have been modified or amended in any respect without the prior written consent of the Required Lenders and, to the extent affecting the rights or obligations of the Administrative Agent, the Administrative Agent.
(e)    The making of the Loans shall not violate any requirement of Law and shall not be enjoined, temporarily, preliminarily or permanently.
Each such Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) through (e) of this Section 5.01.
Section 5.02    Initial Term Loan Credit Events. On the date of each Credit Event related to the Initial Term Loans:
(i)    The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document to be executed on or prior to the Closing Date, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and such other applicable Loan Documents.
(j)    The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii) and (iii) below:
(i)    a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;
(ii)    a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying;
(A)    that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below;
(B)    that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the U.S. Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;
(C)    that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;
(D)    as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and
(E)    as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; and
(iii)    a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.
(k)    The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied (other than in the case of any security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended Collateral, and the Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released.
(l)    The Lenders shall have received the financial information referred to in Section 4.05(a).
(m)    On the Closing Date, after giving effect to the Transactions and the other transactions contemplated hereby, (x) Holdings shall have outstanding no Indebtedness and the U.S. Borrower and its Subsidiaries shall have outstanding no Indebtedness other than (i) the Loans and other extensions of credit under this Agreement, (ii) other Indebtedness permitted pursuant to Section 7.01.
(n)    All fees and expenses due and payable on or prior to the Closing Date shall have been paid, including, to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP and Kaye Scholer LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.
(o)    The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act to the extent requested not less than five Business Days prior to the Closing Date.
(p)    There shall exist no unstayed action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality (other than the Cases) that could reasonably be expected to have a Material Adverse Effect.
(q)    The DIP ABL Loan Agreement, in form and substance satisfactory to the Lenders, shall, subject to the entry of the Interim Order, become effective substantially concurrently with DIP Term Loan Facility.
(r)    The Interim Order Entry Date shall have occurred prior to the Closing Date and not later than five days following the Petition Date, and the Interim Order shall be in full force and effect, shall not have been vacated or reversed, shall not have been modified or amended other than as acceptable to the Administrative Agent (with respect to its rights, privileges and immunities thereunder) and Required Lenders in their reasonable discretion and shall not be subject to a stay, and the Administrative Agent shall have received a signed copy of the Interim Order entered by the Bankruptcy Court.
(s)    The Petition Date shall have occurred and each Loan Party shall be a debtor and debtor-in-possession in the Cases.  The “first day orders” sought by the U.S. Borrower (including a cash management order) shall be satisfactory in form and substance to the Administrative Agent and the Required Lenders in their reasonable discretion.
(t)    The Cases of any of the Debtors shall have not been dismissed or converted to a Chapter 7 case.
(u)    No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases.
(v)    All necessary governmental and third party consents and approvals necessary in connection with the DIP Term Loan Facility and the transactions contemplated hereby shall have been obtained.
For purposes of determining compliance with the conditions specified in this Article V, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.
Section 5.03    Delayed Draw Term Loan Credit Events. On the date of each Credit Event related to the Delayed Draw Term Loans:
(e)    The Final Order Entry Date shall have occurred concurrently with or prior thereto, and the Final Order shall be in full force and effect, shall not have been vacated or reversed, shall not have been modified or amended other than as acceptable to the Administrative Agent and the Required Lenders in their reasonable discretion and shall not be subject to a stay, and the Administrative Agent shall have received a signed copy of the Final Order entered by the Bankruptcy Court.
(f)    All fees and expenses due and payable on or prior to the date of the Credit Event shall have been paid, including, in accordance with the Orders, to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses (including reasonable fees, charges and disbursements of Weil, Gotshal & Manges LLP and Kaye Scholer LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.
(g)    Since the Petition Date, no event, change, condition or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(h)    The Cases of any of the Debtors shall have not been dismissed or converted to a Chapter 7 case.
(i)    No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases.
(j)    The Lenders will receive (i) a waiver of any “equities of the case” claim under Section 552(b) of the Bankruptcy Code and (ii) a waiver of the provisions of Section 506(c) of the Bankruptcy Code.  In no event shall any of the Lenders be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Collateral.
(k)    The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act to the extent requested not less than five Business Days prior to the relevant Credit Event.
(l)    Additionally, with respect to the Jamaica Funding Date only:
(i)    The Administrative Agent shall have received, on behalf of itself and the Lenders on the first Jamaica Funding Date, a favorable written opinion of Myers Fletcher & Gordon, Jamaican counsel to the Jamaican Borrower, (A) dated the first Jamaica Funding Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and covering such matters as the Administrative Agent shall reasonably request; and
(ii)    The Administrative Agent shall have received the items specified in Sections 5.02(b) and (c) or their Jamaican law equivalent.
ARTICLE VI
AFFIRMATIVE COVENANTS
Each Borrower covenants and agrees with each Lender and the Administrative Agent that unless and until all DIP Term Credit Obligations arising under the Loan Documents (other than contingent obligations for unasserted claims) shall have been repaid, unless the Required Lenders shall otherwise consent in writing, the U.S. Borrower will, and will cause each of its Subsidiaries to:
Section 6.01    Existence; Businesses and Properties. %3. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the U.S. Borrower, other than the Jamaican Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 7.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries, to the extent they exceed estimated liabilities, are acquired by the U.S. Borrower or a Wholly Owned Subsidiary of the U.S. Borrower in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.
(w)    Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).
Section 6.02    Insurance. %3. Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause, subject to the time periods set forth in clause (ix) of the definition of “Collateral and Guarantee Requirement”, the Administrative Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.
(m)    With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), maintain, subject to the time periods set forth in clause (vii) of the definition of “Collateral and Guarantee Requirement” to the extent commercially reasonably available, flood insurance in amounts no less than that maintained by the U.S. Borrower and the Subsidiaries as of the Closing Date or in such other total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
(n)    In connection with the covenants set forth in this Section 6.02, it is understood and agreed that:
(i)    none of the Administrative Agent, the Lenders nor their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the U.S. Borrower, on behalf of itself and behalf of each of its subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees; and
(ii)    the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 6.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the U.S. Borrower and its Subsidiaries or the protection of their properties.
Section 6.03    Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the Borrowers or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.
Section 6.04    Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):
(d)    within 95 days after the end of each fiscal year, a consolidated and consolidating by segment balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated and consolidating by segment results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated and consolidating by segment balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated and consolidating by segment financial statements fairly present, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower Representative of annual reports on Form 10-K of the U.S. Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 6.04(a) to the extent such annual reports include the information specified herein); provided that consolidating by segment financial statements for the fiscal year ending December 31, 2015 shall not be required to be delivered until the date that is 60 days after the Petition Date;
(e)    within 50 days after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending March 31, 2016, (i) a consolidated and consolidating by segment balance sheet and related statements of operations and cash flows showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated and consolidating by segment results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated and consolidating by segment balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower Representative on behalf of each Borrower as fairly presenting, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the U.S. Borrower of quarterly reports on Form 10 Q of the U.S. Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 6.04(b) to the extent such quarterly reports include the information specified herein);
(f)    (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by the policies of its national office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);
(g)    promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the U.S. Borrower or any of its Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of Holdings or the Borrower Representative;
(h)    within 35 days after the end of each calendar month of each fiscal year beginning with the calendar month ending January 31, 2016, a consolidated and consolidating by segment balance sheet and related statements of operations and cash flows showing the financial position of the U.S. Borrower and its Subsidiaries as of the close of such calendar month and the consolidated and consolidating by segment results of its operations during such calendar month and the then elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated and consolidating by segment balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower Representative on behalf of each Borrower as fairly presenting, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes); provided that consolidating by segment financial statements for the calendar months ending January 31, 2016 and February 29, 2016 shall not be required to be delivered until the date that is 60 days after the Petition Date;
(i)    promptly, from time to time, all proceedings, motions and other documents filed with the Bankruptcy Court on behalf of the Debtors in the Cases and shall include counsel for the Administrative Agent and counsel for each Lender on any “Special Notice List” or other similar list of parties to be served with papers in the Cases;
(j)    (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the U.S. Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender) and (ii) prior written notice in the event that such Borrower changes its fiscal year end;
(k)    in the event that (i) Holdings is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of a Borrower and the incurrence of Indebtedness for borrowed money (and, without limitation on the foregoing, does not have any subsidiaries other than the U.S. Borrower and its Subsidiaries and any direct or indirect parent companies of such Borrower that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) or (ii) in connection with any reporting requirements described in paragraphs (a) and (b) of this Section 6.04 the Borrower Representative delivers consolidating financial information that explains, at a level of detail reasonably acceptable to the Administrative Agent, the differences between the information relating to Holdings and its Subsidiaries other than the U.S. Borrower and its Subsidiaries, on the one hand, and the information relating to the U.S. Borrower and its Subsidiaries on a standalone basis, on the other hand, then such consolidated reporting at Holdings’ level in a manner consistent with that described in paragraphs (a) and (b) of this Section 6.04 for such Borrower will satisfy the requirements of such paragraphs;
(l)    promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to an ERISA Plan; (ii) the most recent actuarial valuation report for any ERISA Plan; (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by Holdings, the U.S. Borrower, a Subsidiary or any ERISA Affiliate, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any ERISA Plan or Multiemployer Plan as the Administrative Agent shall reasonably request;
(m)    promptly upon Holdings, the U.S. Borrower or Subsidiaries becoming aware of any fact or condition which would reasonably be expected to result in an ERISA Event, the Borrower Representative shall deliver to Administrative Agent a summary of such facts and circumstances and any action it or Holdings or Subsidiaries intend to take regarding such facts or conditions;
(n)    no later than 5:00 p.m. Central Time (x) on the date that is four Business Days before the end of each calendar month, an updated Budget (with the first such delivery thereof on February 24, 2016) and Monthly Budget (with the first such delivery thereof on the date that is 60 days after the Petition Date) and (y) on Wednesday of each calendar week, an updated Variance Report (with the first such delivery thereof on February 17, 2016);
(o)    use commercially reasonable efforts to deliver to the Lenders an environmental report with respect to Holdings and its Subsidiaries in form and substance reasonably acceptable to the Required Lenders;
(p)    (i) as soon as practicable in advance of filing with the Bankruptcy Court or delivering to the Committee appointed in a Case, if any, or to the U.S. Trustee, as the case may be, the Final Order, all other proposed orders and pleadings related to the Cases, the DIP Term Loan Facility and/or any sale contemplated in accordance with Section 6.12 hereof (all of which must be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders), any Reorganization Plan and/or any disclosure statement related thereto and (ii) substantially simultaneously with the filing with the Bankruptcy Court or delivering to the Committee appointed in any Case, if any, or to the U.S. Trustee for the Eastern District of Missouri, as the case may be, all other notices, filings, motions, pleadings or other information concerning the financial condition of the U.S. Borrower or its Subsidiaries or the Cases that may be filed with the Bankruptcy Court or delivered to the Committee appointed in any Case, if any, or to the U.S. Trustee;
(q)    to the extent that the Required Lenders (in their sole discretion) require an audit in connection with the consummation of any Reorganization Plan or sale of any assets, within a time frame to be agreed, a consolidated and consolidating by segment balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the U.S. Borrower and its Subsidiaries and the consolidated and consolidating by segment results of its operations and setting forth in comparative form the corresponding figures for the prior period, which consolidated and consolidating by segment balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated and consolidating by segment financial statements fairly present, in all material respects, the financial position and results of operations of the U.S. Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; and
(r)    promptly upon delivery of the reports specified in clauses (a) – (n) above and the notices specified in Section 6.05, deliver such reports and notices to the Prepetition Term Agent for distribution to the Prepetition Term Lenders by posting the materials on Intralinks or another electronic system in accordance with the procedures set forth in the Prepetition Term Loan Agreement.
Section 6.05    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or either Borrower obtains actual knowledge thereof:
(iii)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(iv)    any other development specific to Holdings, the U.S. Borrower or any of its Subsidiaries that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(v)    the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect.
Section 6.06    Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 6.06 shall not apply to Environmental Laws, which are the subject of Section 6.09, or to laws related to Taxes, which are the subject of Section 6.03.
Section 6.07    Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (including, without limitation, AlixPartners, LLP) or, upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect the financial records and the properties of Holdings, the U.S. Borrower or any of its Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower Representative, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (including, without limitation, AlixPartners, LLP) or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to Holdings or the Borrower Representative to discuss the affairs, finances and condition of Holdings, the U.S. Borrower or any of its Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).
Section 6.08    Use of Proceeds. Use the proceeds of the Loans as set out in Section 4.12.
Section 6.09    Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 6.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 6.10    Further Assurances; Additional Security. %3. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents and by the Orders.
(a)    If any asset (including any Real Property (other than Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value (as determined in good faith by the Borrower Representative) in an amount greater than $500,000 is acquired by either Borrower or any other Loan Party after the Closing Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 6.10(g) or the Security Documents) (i) notify the Collateral Agent thereof, and (ii) cause such asset to be subjected to a Lien securing the DIP Term Credit Obligations (subject, as the case may be, to the Intercreditor Agreement and Permitted Liens) and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, (subject, as the case may be, to the Intercreditor Agreement and Permitted Liens), including actions described in paragraph (a) of this Section 6.10, all at the expense of the Loan Parties, subject to paragraph (g) below.
(b)    Promptly notify the Collateral Agent of the acquisition of, and grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in, such Real Property of such Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages, to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $500,000, and, to the extent requested by the Collateral Agent, pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower Representative shall deliver to the Collateral Agent (i) if such Real Property is an improved Real Property, prior to the execution and delivery of such Additional Mortgage, (x)(1) address and other identifying information with respect to such Real Property reasonably satisfactory to the Collateral Agent and (2) if any improvements on such Mortgaged Property are located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area (as may be established by a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such Mortgaged Property), evidence of a flood insurance policy (if such insurance is required by applicable Law and commercially reasonably available) from a company and in an amount satisfactory to the Collateral Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee or (y) a certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Collateral Agent or other evidence reasonably satisfactory to the Collateral Agent that none of the improvements on such Mortgaged Property is located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area and (ii) contemporaneously therewith a title insurance policy and a copy of any survey obtained by the Borrower Representative with respect to each Real Property subject to an Additional Mortgage.
(c)    If any additional direct or indirect Subsidiary of either Borrower is formed or acquired after the Closing Date, and if such Subsidiary is a Subsidiary Loan Party, within ten Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.
(d)    If any additional Foreign Subsidiary of either Borrower is formed or acquired after the Closing Date, and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.
(e)    (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s organizational identification number; provided, that such Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
(f)    The Collateral and Guarantee Requirement and the other provisions of this Section 6.10 need not be satisfied with respect to (i) and Real Property held by the U.S. Borrower or any of its Subsidiaries as a lessee under a lease or any Real Property owned in fee that has an absolute fair market value (as determined in god faith by such Borrower) in an amount less than $500,000, (ii) any vehicle, (iii) Exempt Deposit Accounts and securities accounts, (iv) any Equity Interests issued or acquired after the Closing Date (other than Equity Interests in such Borrower or, in the case of any person with is a Subsidiary, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) such Equity Interests constitute less than 100% of all applicable Equity Interests of such person and the person holding the remainder of such Equity Interests are not Affiliates, (B) doing so would violate applicable law or a contractual obligation binding on or with respect to such Equity Interests or such Subsidiary and (C) with respect to such contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on or with respect to such Equity Interests or each Subsidiary in contemplation of or in connection with the acquisition of such Equity Interests or Subsidiary, (v) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to section 7.01(i) that is secured by a Permitted Lien) or (vi) those assets as to which the Collateral Agent, after consulting with the Lenders, shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby; provided, that, upon the reasonable request of the Collateral Agent, acting at the direction of the required Lenders, such Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above.
(g)    [Reserved].
(h)    Prior to any Loan Party establishing and funding a Deposit Account following the Closing Date, the Borrower Representative shall notify the Collateral Agent thereof and execute and deliver to the Collateral Agent a Deposit Account Control Agreement with respect to each such Deposit Account, other than any Exempt Deposit Account.
(i)    Following the Closing Date (and subject to the time period provided for in Section 6.10(h)), the Loan Parties shall maintain effective Deposit Account Control Agreements with respect to each Deposit Account, other than Exempt Deposit Accounts, of the Loan Parties, at all times unless and until the Security Interest (as defined in the Collateral Agreement) with respect to such Deposit Account is released in accordance with this Agreement.
(j)    Upon the indefeasible repayment in full in cash of (i) the obligations in respect of the Prepetition ABL Credit Agreement and the DIP ABL Loan Agreement and (ii) the obligations in respect of the Prepetition Term Loan Agreement, and at all times thereafter, the applicable Loan Parties shall take any actions as may be required under applicable Law, or which the Administrative Agent may reasonably request, to transfer all Collateral in the possession of the Prepetition ABL Agent, the DIP ABL Agent or the Prepetition Term Agent to the Administrative Agent and to execute and deliver to the Administrative Agent all such documents or items necessary to grant in favor of the Administrative Agent for the benefit of the Lenders, perfect, or continue the perfection or validity of, a first priority perfected Lien (subject to Permitted Liens) on the Collateral, all at the expense of the Loan Parties.
Section 6.11    Debtor-in-Possession Obligations. Comply in a timely manner with its obligations and responsibilities as a debtor-in-possession under the U.S. Bankruptcy Code, the Bankruptcy Rules, the rules of procedure of the Bankruptcy Court, and any order of the Bankruptcy Court.
Section 6.12    Milestones.
(a)    Achieve each of the following milestones (as the same may be extended from time to time with the consent of the Administrative Agent (acting at the direction of the Required Lenders), the “Downstream Milestones”).
(i)    On the Petition Date, the Debtors shall file (i) a motion seeking approval of (A) the DIP Term Loan Facility and (B) the DIP ABL Facility and (ii) a motion seeking a final order, in form and substance acceptable to the Required Lenders in all respects, authorizing the Jamaican Borrower to reject the Sherwin Contract pursuant to section 365 of the Bankruptcy Code.
(ii)    On or before the date that is five days after the Petition Date, the Interim Order shall have been entered by the Bankruptcy Court.
(iii)    On or before the date that is 15 Business Days after the Petition Date, the Debtors shall file a motion seeking approval of the Downstream Sale Process (such motion, the “Downstream Sale Motion” and such auction, to the extent necessary, the “Downstream Auction”).
(iv)    On or before the date that is 35 days after the Petition Date, the Final Order authorizing and approving the DIP Term Loan Facility and the DIP ABL Facility and the transactions contemplated thereby, in form and substance satisfactory to the Administrative Agent and the Required Lenders, and shall have been entered by the Bankruptcy Court.
(v)    On or before the date that is 45 days after the Petition Date, a final order, in form and substance acceptable to the Required Lenders in all respects, approving the Downstream Sale Process shall have been entered by the Bankruptcy Court, which order shall permit the Prepetition Term Lenders to credit bid all or any portion of the amounts outstanding under the Prepetition Term Loan Agreement and/or the DIP Term Loan Facility and shall contain expense reimbursements acceptable to the Required Lenders in their reasonable discretion.
(vi)    On or before the date that is 45 Business Days after the Petition Date, the Debtors’ aluminum smelter located in New Madrid, Missouri shall have been idled.
(vii)    On or before the date that is 60 days after the Petition Date, either (i) a final order, in form and substance acceptable to the Required Lenders in all respects, shall have been entered by the Bankruptcy Court authorizing the Jamaican Borrower to reject the Sherwin Contract pursuant to section 365 of the Bankruptcy Code or (ii) a final order, in form and substance acceptable to the Required Lenders in all respects, shall have been entered by the Bankruptcy Court pursuant to rule 9019 of the Bankruptcy Rules approving the Sherwin Settlement and the Sherwin Settlement shall have become effective.
(viii)    On or before the date that is 60 days after the Petition Date, the Acceptable Business Plan shall have been provided to the Lenders.
(ix)    On or before the date that is 95 days after the Petition Date, a final order, in form and substance acceptable to the Required Lenders in all respects (i) approving the sale of the Debtors’ assets and property that comprise the Downstream Business (the “Downstream Asset Sale”) and (ii) providing that the liens and claims of the Lenders, Prepetition ABL Lenders and the Prepetition Term Lenders shall attach to the proceeds of the Downstream Asset Sale in accordance with the provisions of the Final Order and Intercreditor Agreement;
(x)    On or before the date that is 120 days after the Petition Date, closing of the sale of the Downstream Business;
(xi)    On or before the date that is 90 days after the Petition Date, the Debtors shall have filed the Reorganization Plan and related disclosure statement each in a form acceptable to the Required Lenders (the “Plan Filing Date”); and
(b)    in the event that the Plan Filing Date occurs in accordance with clause (a)(xi), the Debtors shall comply with the following Milestones (collectively with clause (a)(v), the “Plan Milestones”):
(iii)    On or before the date that is 35 days after the Plan Filing Date, the Bankruptcy Court shall have entered an order approving the disclosure statement and plan solicitation procedures each in a form acceptable to the Required Lenders;
(iv)    On or before the date that is 90 days after the Plan Filing Date, the Bankruptcy Court shall have entered an order acceptable to the Required Lenders confirming the Reorganization Plan (the “Confirmation Order”);
(v)    On the date that is the earlier of (A) 30 days after the entry of the Confirmation Order and (B) 210 days after the Petition Date, the Reorganization Plan shall become effective.
(c)    In the event that (i) the Plan Filing Date does not occur in accordance with clause (a)(xi) above the Debtors shall, within 135 days of the Petition Date, file a motion seeking approval for the Upstream Sales Process which shall be reasonably acceptable to the Required Lenders (such motion, the “Upstream Sale Motion” and such auction, to the extent necessary, the “Upstream Auction”) or (ii) the Debtors do not comply with any of the Plan Milestones, the Debtors shall, within five Business Days of such non-compliance file the Upstream Sale Motion.  The Upstream Sale Motion shall contain milestones (the “Upstream Milestones”) for the Upstream Sale Process that are designed to ensure consummation of the sale prior to the scheduled Maturity Date and are acceptable to the Required Lenders in their reasonable discretion.  The sale order that is entered by the Bankruptcy Court approving the Upstream Sale Motion shall be acceptable to the Required Lenders in their reasonable discretion and shall provide that the liens and claims of the Lenders, the Prepetition ABL Lenders, and the Prepetition Term Lenders shall attach to the proceeds of the Upstream Asset Sale in accordance with the provisions set forth in the Final Order and Intercreditor Agreement.  For the avoidance of doubt, notwithstanding the filing of the Upstream Sale Motion, the Debtors shall not be precluded from filing and consummating a Chapter 11 plan acceptable to the Required Lenders prior to entry of a final sale order.
Section 6.13    Cash Management. On or before the date that is 10 Business Days after the Closing Date, establish and maintain a Deposit Account with a depositary bank reasonably acceptable to the Administrative Agent, subject to a Deposit Account Control Agreement in form and substance acceptable to the Administrative Agent, for the receipt and collection of Net Proceeds, including with respect to the Net Proceeds that constitute Term Priority Collateral received by a Loan Party from any Person in respect of (i) any insurance proceeds related to (x) the January 7, 2016 rectifier station auxiliary power feed failure and (y) the explosion at the casthouse on August 4, 2015 at the U.S. Borrower’s New Madrid, Missouri location (the “August New Madrid Event”), (ii) the one-time land sales in New Madrid, Missouri and (iii) the one-time clay sales in Gramercy, Louisiana of approximately $2,000,000 (the “Additional Collateral Account”). The U.S. Borrower shall not use any Net Proceeds unless consented to by the Required Lenders in their sole discretion, with the exception of $3,900,000 of proceeds from the August New Madrid Event, which has been included in the Budget. Upon the occurrence and during the continuance of an Event of Default, the Required Lenders may, in their sole and absolute discretion, immediately instruct the Borrower Representative to use the Net Proceeds in the Additional Collateral Account that is DIP Term Loan Priority Collateral to repay the DIP Term Credit Obligations or the obligations under the Prepetition Term Loan Agreement. The Loan Parties shall hold such amounts in trust for the Administrative Agent and Lenders and such amounts shall not be commingled with any of such Loan Party’s other funds or deposited in any other account of such Loan Party. The Loan Parties acknowledge and agree that the funds on deposit in the Additional Collateral Account shall at all times be collateral security for the DIP Term Credit Obligations.
Section 6.14    First Day Orders. Cause all proposed “first day orders” submitted to the Bankruptcy Court to be in accordance with and permitted by the terms of this Agreement in all respects.
Section 6.15    Budget Compliance and Variances. The Loan Parties will use the proceeds of the Loans solely to make disbursements for expenditures provided for in accordance with Section 4.12 and this Section 6.15. The U.S. Borrower shall maintain at least $5,000,000 cash on hand at all times. Holdings and the U.S. Borrower will not permit the:
(d)    actual Operating Disbursements, Payroll Disbursements, CAPEX Disbursements and Other Disbursements (each as referenced in the Budget) of the Loan Parties to be more than the rolling one-week cumulative budgeted Operating Disbursements, Payroll Disbursements, CAPEX Disbursements and Other Disbursements, as set forth in the Budget on a segment by segment basis for such period by more than 15% for each rolling one-week cumulative period beginning with the first full one-week period ending February 12, 2016. For the avoidance of doubt, the rolling one-week cumulative periods shall be tested as follows: for the first weekly testing period, week 1 shall be tested; for the second weekly testing period, weeks 1-2 shall be tested in aggregate; for the third weekly testing period, weeks 1-3 shall be tested in aggregate; for the fourth weekly testing period, weeks 1-4 shall be tested in aggregate;
(e)    actual Net Sales (as referenced in the Budget) of the Loan Parties to be less than the rolling two-week cumulative budgeted Net Sales, as set forth in the Budget for the Alumina and Flat Rolled segments, for such period by more than 20%, tested each week, for the rolling two-week cumulative period. The first Net Sales test shall be conducted March 2, 2016, and shall cover Net Sales between February 1, 2016 to February 26, 2016. Weekly testing shall begin March 9, 2016 and shall be conducted each weekly period thereafter; or
(f)    actual Operating Cash Flow and Net Cash Flow (each as referenced in the Budget) of the Loan Parties to be less than the rolling one-week cumulative budgeted Operating Cash Flow and Net Cash Flow, as set forth in the Budget on a segment by segment basis for such period by more than 20% for each rolling one-week cumulative period beginning with the first full one-week period ending February 12, 2016 (clauses (a), (b) and (c) collectively, the “Permitted Variances”). For the avoidance of doubt, the rolling one-week cumulative periods shall be tested as follows: for the first weekly testing period, week 1 shall be tested; for the second weekly testing period, weeks 1-2 shall be tested in aggregate; for the third weekly testing period, weeks 1-3 shall be tested in aggregate; for the fourth weekly testing period, weeks 1-4 shall be tested in aggregate.
Section 6.16    Adequate Protection Payments. Loan Parties will make adequate protection payments payable in cash on the dates and to the extent required by the Orders (such interest and payments, collectively, the “Adequate Protection Payments”).
Section 6.17    Post-Closing Obligations. On or prior to the date specified in Schedule 6.17, the Borrowers shall cause the Obligations listed therein to be satisfied.
Section 6.18    Consultants. Provide the Administrative Agent and the Lenders with reasonable access to any consultant, turnaround management, broker or financial advisory firm retained by the U.S. Borrower or its Subsidiaries in any of the Cases and, if requested, copies of all retention agreements for each such consultant.
Section 6.19    DIP ABL Facility. Keep and maintain the DIP ABL Facility in full force and effect and use the proceeds of advances thereunder solely for purposes and in amounts (subject to Permitted Variances) set forth in the Budget or permitted by the DIP ABL Loan Agreement or the Orders.
Section 6.20    Additional Collateral Covenant. Notwithstanding anything to the contrary, the Borrower Representative shall execute and deliver to Administrative Agent, for the benefit of Secured Parties, Mortgages, deposit accounts control agreements, lien waivers and other Security Documents to the extent provided to the DIP ABL Agent or executed in respect of any loans under the DIP ABL Facility.
ARTICLE VII
NEGATIVE COVENANTS
The Borrowers covenants and agrees with each Lender that unless and until all DIP Term Credit Obligations arising under the Loan Documents (other than contingent obligations for unasserted claims) shall have been paid, unless the Required Lenders shall otherwise consent in writing, the Borrowers will not, and will not permit any of the Subsidiaries to:
Section 7.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
(o)    Indebtedness existing on the Closing Date and set forth on Schedule 7.01;
(p)    Indebtedness (i) created hereunder and under the other Loan Documents and (ii) Indebtedness under the Prepetition ABL Credit Agreement, the Prepetition Term Loan Agreement and the DIP ABL Loan Agreement;
(q)    obligations (contingent or otherwise) arising under a Swap Contract approved by the Bankruptcy Court if such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, commodity prices or foreign exchange rates (or to allow any customer to do so);
(r)    Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the U.S. Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;
(s)    Indebtedness of the U.S. Borrower to Holdings or any Subsidiary and of any Subsidiary to Holdings, the U.S. Borrower or any other Subsidiary; provided, that (i) the Indebtedness shall be subject to Section 7.04(b) and (ii) Indebtedness of the U.S. Borrower to Holdings or any Subsidiary and Indebtedness of any other Loan Party to Holdings or any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the DIP Term Credit Obligations on terms reasonably satisfactory to the Administrative Agent and the Required Lenders;
(t)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(u)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the Borrower Representative of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;
(v)    [Reserved];
(w)    Capital Lease Obligations, mortgage financings and purchase money Indebtedness of the U.S. Borrower or any Subsidiary prior to or within 90 days after being incurred to finance any acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement;
(x)    Professional Fees, fees payable to the U.S. Trustee, and fees payable to the Clerk of the Bankruptcy Court;
(y)    [Reserved];
(z)    Indebtedness of the U.S. Borrower pursuant to the Senior Notes in an aggregate principal amount that is not in excess of $350,000,000;
(aa)    Guarantees (i) by the Subsidiary Loan Parties of the Indebtedness of the U.S. Borrower described in clause (l) of this Section 7.01, (ii) by the U.S. Borrower or any Subsidiary Loan Party of any Indebtedness of the U.S. Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (iii) by the U.S. Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of Holdings or any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 7.04 and (iv) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party and; provided, that Guarantees by the U.S. Borrower or any Subsidiary Loan Party under this Section 7.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the DIP Term Credit Obligations;
(bb)    [Reserved];
(cc)    Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;
(dd)    Indebtedness supported by a Letter of Credit (as defined in the ABL Credit Agreement) in principal amount not in excess of the stated amount of such Letter of Credit;
(ee)    Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(ff)    [Reserved];
(gg)    [Reserved];
(hh)    unsecured Indebtedness in respect of obligations of the U.S. Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Contracts;
(ii)    Indebtedness representing deferred compensation to employees and directors of the U.S. Borrower or any Subsidiary incurred in the ordinary course of business;
(jj)    [Reserved];
(kk)    [Reserved];
(ll)    [Reserved];
(mm)    [Reserved];
(nn)    Indebtedness consisting of obligations of the U.S. Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any other Investment permitted hereunder;
(oo)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (z) above.
Section 7.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrower and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(d)    Liens on property or assets of the U.S. Borrower and its Subsidiaries existing on the Closing Date and set forth on Schedule 7.02(a); provided, that such Liens shall secure only those obligations that they secure on the Closing Date and shall not subsequently apply to any other property or assets of the U.S. Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;
(e)    (i) Liens created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations permitted under Section 7.01(c)) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage, (ii) Liens securing Indebtedness incurred pursuant to Section 7.01(b)(ii) (including Liens securing obligations in respect of Swap Contracts and Cash Management Agreements secured under the documents governing such Indebtedness and otherwise permitted to be incurred hereunder), which Liens are subject to the Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the Intercreditor Agreement and (iii) liens pursuant to the Orders;
(f)    [Reserved];
(g)    Liens for (i) pre-petition Taxes that were not yet due on the Petition Date or which are being contested in compliance with Section 6.03, (ii) pre-petition Taxes to the extent the payment thereof is stayed by reason of the Cases, the applicable Orders, or other applicable Bankruptcy Court orders, and (iii) post-petition Taxes, assessments or other governmental charges or levies not yet due or that are being contested in compliance with Section 6.03;
(h)    Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the U.S. Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(i)    (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the U.S. Borrower or any Subsidiary;
(j)    deposits and other customary Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory and regulatory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(k)    zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way, covenants, conditions, restrictions and declaration on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary;
(l)    Liens securing Indebtedness permitted by Section 7.01(i) (limited to the assets subject to such Indebtedness);
(m)    [Reserved];
(n)    Liens securing judgments that do not constitute an Event of Default under Section 8.01(j) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(o)    Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 6.10;
(p)    any interest or title of a lessor or sublessor under any leases or subleases entered into by the U.S. Borrower or any Subsidiary in the ordinary course of business;
(q)    Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the U.S. Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the U.S. Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the U.S. Borrower or any Subsidiary in the ordinary course of business;
(r)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;
(s)    Liens securing obligations in respect of trade related letters of credit or bank guarantees permitted under Section 7.01(f) or (o) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit or bank guarantees and the proceeds and products thereof;
(t)    leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(u)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(v)    Liens solely on any cash earnest money deposits made by the U.S. Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(w)    [Reserved];
(x)    [Reserved];
(y)    the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(z)    Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;
(aa)    [Reserved];
(bb)    [Reserved];
(cc)    [Reserved];
(dd)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the U.S. Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the U.S. Borrower or such Subsidiaries in respect of such letter of credit or bank guarantee to the extent permitted under Section 7.01;
(ee)    Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;
(ff)    Liens in favor of the U.S. Borrower or any Subsidiary Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent; and
(gg)    Liens on deposits securing Swap Contracts permitted under Section 7.01(c) not to exceed $500,000.
Section 7.03    Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Section 7.04    Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:
(e)    the Transactions;
(f)    (i) Investments by the U.S. Borrower or any Subsidiary in the Equity Interests of the U.S. Borrower or any other Loan Party (other than the Jamaican Borrower); (ii) intercompany loans from the U.S. Borrower or any Subsidiary to any other Borrower or any other Loan Party (other than the Jamaican Borrower); and (iii) Guarantees by the U.S. Borrower or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of any other Loan Party (other than the Jamaican Borrower).
(g)    Permitted Investments and Investments that were Permitted Investments when made;
(h)    Investments arising out of the receipt by the U.S. Borrower or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 7.05;
(i)    loans and advances to officers, directors, employees or consultants of the U.S. Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $250,000 and (ii) in respect of payroll payments and expenses in the ordinary course of business;
(j)    accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(k)    Swap Contracts approved by the Bankruptcy Court and permitted hereunder;
(l)    Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 7.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or contractually committed to on the Closing Date;
(m)    Investments resulting from pledges and deposits under Sections 7.02(f), (g), (k), (r) and (s);
(n)    [Reserved];
(o)    [Reserved];
(p)    intercompany loans between Subsidiaries that are not Subsidiary Loan Parties and Guarantees by such Subsidiaries to the extent permitted by Section 7.01(m);
(q)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the U.S. Borrower as a result of a foreclosure by the U.S. Borrower or any of its Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(r)    [Reserved];
(s)    [Reserved];
(t)    Guarantees by the U.S. Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the U.S. Borrower or any Subsidiary prior to the Closing Date in the ordinary course of business;
(u)    Investments to the extent that payment for such Investments is made with Equity Interests of Holdings;
(v)    [Reserved];
(w)    Investments consisting of Restricted Payments permitted under Section 7.06;
(x)    [Reserved];
(y)    [Reserved];
(z)    Investments consisting of the licensing or contribution of intellectual property licenses pursuant to joint marketing arrangements with other persons; and
(aa)    Guarantees permitted under Section 7.01 (except to the extent such Guarantee is expressly subject to Section 7.04).
Section 7.05    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate or amalgamate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the U.S. Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person or any division, unit or business of any person, except that this Section shall not prohibit:
(f)    (i) the purchase and sale of inventory in the ordinary course of business by the U.S. Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the U.S. Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property (excluding Inventory) in the ordinary course of business by the U.S. Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;
(g)    any sale of any assets pursuant to the Downstream Sale Process or the Upstream Sale Process or any other sale of assets set out in the Acceptable Business Plan;
(h)    [Reserved];
(i)    [Reserved];
(j)    Investments permitted by Section 7.04, Permitted Liens and Restricted Payments permitted by Section 7.06;
(k)    the sale or other disposition of defaulted receivables and the compromise, settlement and collection of receivables in the ordinary course of business or in bankruptcy or other proceedings concerning the other account party thereon and not as part of an accounts receivables financing transaction;
(l)    [Reserved];
(m)    [Reserved]; and
(n)    leases, licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property) of any real or personal property in the ordinary course of business.
Notwithstanding anything to the contrary contained in Section 7.05 above, no sale, transfer or other disposition of assets shall be permitted by this Section 7.05 unless such disposition is for fair market value (as determined in good faith by the U.S. Borrower), or if not fair market value, the shortfall is permitted as an Investment under Section 7.04.
Section 7.06    Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that:
(f)    any Subsidiary of the U.S. Borrower may make Restricted Payments to the U.S. Borrower or to any Wholly Owned Subsidiary of the U.S. Borrower (or, in the case of non Wholly Owned Subsidiaries, to the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the U.S. Borrower or such Subsidiary) based on its relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the U.S. Borrower or a Subsidiary is permitted under Section 7.04); and
(g)    subject to the approval of the Bankruptcy Court and in accordance with the Bankruptcy Court orders, the U.S. Borrower may make Restricted Payments to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of Holdings whether or not consummated, (iii) franchise Taxes or similar Taxes and fees and expenses in connection with the maintenance of Holdings’ existence and Holdings’ ownership of the U.S. Borrower, (iv) payments permitted by Section 7.07(b), (v) the portion (which shall be 100% for so long as Holdings owns no assets other than the Equity Interests in the U.S. Borrower or Holdings) of the tax liability due in each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings attributable to the U.S. Borrower or its Subsidiaries, (vi) tax liabilities of Holdings incurred as a result of transactions occurring prior to the Closing Date, and (vii) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings, in each case in order to permit Holdings to make such payments; provided, that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the U.S. Borrower and its Subsidiaries (which shall be 100% for so long as Holdings owns no assets other than the Equity Interests in the U.S. Borrower or Holdings).
Section 7.07    Transactions with Affiliates. %3. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings or the U.S. Borrower in a transaction involving aggregate consideration in excess of $500,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the U.S. Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate. For purposes of this Section 7.07, any transaction with any Affiliate or any such 10% holder shall be deemed to have satisfied the standard set forth in clause (ii) of the immediately preceding sentence if such transaction is approved by a majority of the disinterested members of the Board of Directors of Holdings or the U.S. Borrower.
(b)    The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,
(iii)    [Reserved],
(iv)    [Reserved],
(v)    [Reserved],
(vi)    the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, the U.S. Borrower and its Subsidiaries in the ordinary course of business (limited, in the case of Holdings, to the portion of such fees and expenses that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as Holdings, as the case may be, owns no assets other than the Equity Interests in the U.S. Borrower, Holdings and assets incidental to the ownership of the U.S. Borrower and its Subsidiaries)),
(vii)    transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders when taken as a whole in any material respect and other transactions, agreements and arrangements described on Schedule 7.07,
(viii)    [Reserved],
(ix)    Restricted Payments permitted under Section 7.06, including payments to Holdings,
(x)    any purchase by Holdings of the Equity Interests of the U.S. Borrower; provided, that any Equity Interests of the U.S. Borrower purchased by Holdings shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Agreement,
(xi)    [Reserved];
(xii)    transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,
(xiii)    [Reserved],
(xiv)    [Reserved],
(xv)    transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business,
(xvi)    [Reserved];
(xvii)    the issuance, sale, transfer of Equity Interests of Borrower to Holdings and capital contributions by Holdings to Borrower,
(xviii)    without duplication of any amounts otherwise paid with respect to Taxes, payments by Holdings, the U.S. Borrower and its Subsidiaries pursuant to tax sharing agreements among Holdings, the U.S. Borrower and its Subsidiaries on customary terms that require each party to make payments when such Taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,
(xix)    [Reserved];
(xx)    [Reserved],
(xxi)    [Reserved],
(xxii)    [Reserved],
(xxiii)    transactions with Metals USA Holdings Corp., Berry Plastics Group, Inc. or any subsidiary thereof on terms consistent with past practice prior to the Transactions,
(xxiv)    the provision to subsidiaries of cash management, accounting and other overhead services in the ordinary course of business undertaken in good faith (as certified in an officer’s certificate executed by a Responsible Officer of the Borrower Representative) and not for the purpose of circumventing any covenant set forth in this Agreement, or
(xxv)    intercompany transactions undertaken in good faith (as certified in an officer’s certificate executed by a Responsible Officer of the Borrower Representative) for the purpose of improving the consolidated tax efficiency of the U.S. Borrower and its subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement.
Section 7.08    Business of the Borrowers and their Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
Section 7.09    Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc. %3. Amend or modify in any manner materially adverse to the Lenders (as determined in good faith by such Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders taken as a whole (as determined in good faith by such Borrower)), the articles or certificate of incorporation, by laws, limited liability company operating agreement, partnership agreement or other organizational documents of the U.S. Borrower or any of its Subsidiaries.
(k)    (i) Amend or modify, or permit the amendment or modification of, any provision of any Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto or (ii) amend or modify the Prepetition ABL Credit Agreement other than amendments or modifications made in accordance with the Intercreditor Agreement.
(l)    Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the U.S. Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the U.S. Borrower or such Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)    restrictions imposed by applicable law; and
(B)    contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 7.01 or the Senior Notes.
Section 7.10    Modifications to Orders. Seek or consent to any amendment, supplement or any other modification of any of the terms of the Orders after such orders are entered by the Bankruptcy Court without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders (and, with respect to any material change, the Required Lenders).
Section 7.11    Holdings Covenants. Holdings covenants and agrees with each Lender that unless and until (i) all Commitments shall have been terminated and (ii) all DIP Term Credit Obligations arising under the Loan Documents (other than contingent obligations for unasserted claims) shall have been repaid, unless the Required Lenders shall otherwise consent in writing, Holdings will not create, incur, assume or permit to exist any Lien (other than Liens of a type described in Section 7.02(b), (d), (e) or (k)) on any of the Equity Interests issued by the U.S. Borrower other than the Liens created under the Loan Documents.
Section 7.12    Filing of Motions and Applications. Without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders (and with respect to any material change or modification, the Required Lenders), apply to the Bankruptcy Court for, or join in or support any motion or application seeking, authority to (a) take any action that is prohibited by the terms of any of the Loan Documents or the Orders, (b) refrain from taking any action that is required to be taken by the terms of any of the Loan Documents or the Orders, or (c) permit any Indebtedness or Claim to be pari passu with or senior to any of the Obligations, except as expressly stated in the Orders.
Section 7.13    Superpriority Claim. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the U.S. Borrower or any of its Subsidiaries, except as expressly stated in the Orders.
Section 7.14    Use of Proceeds. Use any proceeds of the Loans for a purpose that is prohibited by this Agreement or the Orders.
Section 7.15    Budget. Amend or modify the Budget without the prior written consent of the Administrative Agent and the Required Lenders.
Section 7.16    Reorganization Plan. Pursue or support the confirmation of any Reorganization Plan proposed for either Borrower in the Cases other than an Acceptable Reorganization Plan.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.01    Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(hh)    any representation or warranty made or deemed made by Holdings, the Borrowers or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made; provided, however, that any breach of Section 4.15 as a result of the termination of one or more ERISA Plans in connection with the Cases will not be deemed to have a Material Adverse Effect for purposes of this Section 8.01(a);
(ii)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(jj)    default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(kk)    default shall be made in the due observance or performance by Holdings, the Borrower or any of its Subsidiaries of any covenant, condition or agreement contained in Section 6.01(a), 6.05(i), 6.08, 6.10(h), 6.12, 6.15, 6.16 or in Article VII;
(ll)    default shall be made in the due observance or performance by Holdings, the U.S. Borrower or any of its Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from a Foreign Subsidiary’s failure to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower Representative;
(mm)    except to the extent the holder thereof would be stayed from exercising remedies as a result of the Cases (i) any Loan Party or any Subsidiary thereof (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and beyond any applicable grace period, regardless of amount, in respect of any Material Indebtedness incurred post-petition (other than the DIP ABL Facility and other than in respect of Swap Contracts), (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any Material Indebtedness, if the effect of such failure, event or condition (giving effect to any applicable grace period) is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Material Indebtedness to be declared to be due and payable prior to its stated maturity or (C) shall be required by the terms of such Material Indebtedness to offer to prepay or repurchase such Material Indebtedness (or any portion thereof) prior to the stated maturity thereof; or (ii) there occurs under any post-petition Swap Contract or Swap Obligation (other than as a result of the Cases) an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which any Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by a Loan Party or any Subsidiary thereof as a result thereof is greater than $500,000; provided that this clause (f) shall not apply to secured Indebtedness that becomes due, or which any Loan Party or any Subsidiary thereof shall be required to prepay or repurchase, as a result of the sale or transfer (including by way of condemnation or casualty) of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(nn)    there shall have occurred a Change in Control;
(oo)    (i) any Loan Party or any of its respective Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness under the DIP ABL Facility when due (after giving effect to any applicable grace period), (ii) there shall occur any breach of Section 7.22 of the DIP ABL Facility as in effect on the date hereof, (iii) there shall occur any Event of Default (as defined in the DIP ABL Loan Agreement) under the DIP ABL Loan Documents or (iv) notwithstanding the Intercreditor Agreement, the DIP ABL Facility shall be amended or refinanced without the prior written consent of the Required Lenders;
(pp)    An order shall be entered terminating the Loan Parties’ exclusivity period for proposing a Reorganization Plan;
(qq)    the failure by Holdings, the U.S. Borrower or any Subsidiary to pay one or more final judgments with respect to any post-petition liability aggregating in excess of $500,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days;
(rr)    (i) a trustee shall be appointed by a United States district court to administer any ERISA Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any ERISA Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any ERISA Plan or Plans or Multiemployer Plan or Plans, (iv) Holdings, the U.S. Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) Holdings, the U.S. Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; provided, however, that aggregate liabilities arising in connection with the termination of one or more ERISA Plans in connection with the Cases will not be deemed to have a Material Adverse Effect for purposes of this Section 8.01(k);
(ss)    (i) any Loan Document shall for any reason be asserted in writing by Holdings, either Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrowers and the Borrowers’ Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower Representative or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 4.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings, the Borrowers or the Subsidiary Loan Parties of any of the DIP Term Credit Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or either Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;
(tt)    the Intercreditor Agreement or any provision thereof shall cease to be in full force and effect (except in accordance with its terms), or any of the Loan Parties party thereto shall deny or disaffirm its respective obligations thereunder or default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the terms thereof;
(uu)    the existence of any claim by the PBGC or any ERISA Plan in connection with one or more ERISA Plans that purports to assert or otherwise seeks to impose any Lien on the Collateral having a priority senior to or pari passu with the Liens and the security interests granted herein or under the Prepetition ABL Credit Agreement or the Prepetition Term Loan Agreement;
(vv)    [Reserved];
(ww)    any of the Cases of the Debtors shall be dismissed or converted to a case under Chapter 7 of the U.S. Bankruptcy Code;
(xx)    a trustee under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the U.S. Bankruptcy Code shall be appointed in any of the Cases of the Debtors;
(yy)    an order of the Bankruptcy Court shall be entered denying or terminating use of cash collateral by the Loan Parties;
(zz)    any Debtor, or any person acting on behalf of any Debtor, shall file a motion or other pleading seeking, or otherwise consenting to, any of the matters set forth in clauses (p) through (r) above or the granting of any other relief that if granted would give rise to an Event of Default;
([[)    any Loan Party or any of its Subsidiaries, or any person claiming by or through any Loan Party any of its Subsidiaries, shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent or any of the Lenders relating to the DIP Term Loan Facility;
(aaa)    the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of the DIP Term Loan Facility, the DIP ABL Facility and the Carve-Out or as otherwise permitted under the applicable Loan Documents or permitted under the Orders, entitled to superpriority administrative expense claim status in any Chapter 11 Case pursuant to Section 364(c)(1) of the U.S. Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent and the Lenders under the DIP Term Loan Facility, or there shall arise or be granted by the Bankruptcy Court (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the U.S. Bankruptcy Code (other than the Carve-Out) or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the Orders then in effect (but only in the event specifically consented to by the Administrative Agent), whichever is in effect;
(bbb)    the Bankruptcy Court shall enter an order or orders granting relief from any stay of proceeding (including, the automatic stay applicable under Section 362 of the U.S. Bankruptcy Code to the holder or holders of any security interest) to (i) permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Debtors which have a value in excess of $500,000 in the aggregate (excluding purchase money financings and equipment financings) or (ii) permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole);
(ccc)    the Final Order Entry Date shall not have occurred by the date that is 30 days (or such later date as agreed to by the Required Lenders) following the Interim Order Entry Date;
(ddd)    an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying, vacating or otherwise amending, supplementing or modifying the Interim Order or the Final Order, or Holdings or any Subsidiary of Holdings shall apply for authority to do so, in each case without the prior written consent of the Required Lenders and, to the extent affecting the rights or obligations of the Administrative Agent, the Administrative Agent;
(eee)    the Interim Order (prior to Final Order Entry Date) or Final Order (on and after the Final Order Entry Date) shall cease to create a valid and perfected Lien on the Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the Administrative Agent and the Required Lenders;
(fff)    any of the Loan Parties shall fail to comply with the Interim Order (prior to Final Order Entry Date) or Final Order (on and after the Final Order Entry Date) in any material respect;
(ggg)    an order in the Cases shall be entered (i) charging any of the Collateral under Section 506(c) of the U.S. Bankruptcy Code against the Lenders or (ii) limiting the extension under Section 552(b) of the U.S. Bankruptcy Code of the Liens of the Prepetition Term Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date, or the commencement of other actions that is materially adverse to Administrative Agent, the Lenders or their respective rights and remedies under the DIP Term Loan Facility in any of the Cases or inconsistent with any of the Loan Documents;
(hhh)    if the Final Order does not include a waiver, in form and substance satisfactory to the Required Lenders, of (i) the right to surcharge the Collateral under Section 506(c) of the U.S. Bankruptcy Code and (ii) any ability to limit the extension under Section 552(b) of the U.S. Bankruptcy Code of the Liens of the Prepetition Term Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date;
(iii)    a Reorganization Plan shall be confirmed in any of the Cases of the Debtors, or any order shall be entered which dismisses any of the Cases of the Debtors and which order does not provide for payment in full in cash of the DIP Term Credit Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable), or any of the Loan Parties and their Subsidiaries shall seek, support or fail to contest in good faith the filing or confirmation of any such plan or entry of any such order;
(jjj)    any Loan Party or any Subsidiary thereof shall take any action in support of any matter set forth in clauses (i) through (cc) hereof or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;
(kkk)    any Loan Party or any Subsidiary thereof shall obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding seeking, or otherwise consenting to (i) the invalidation, subordination or other challenging of the Superpriority Claims and Liens granted to secure the DIP Term Credit Obligations or any other rights granted to the Administrative Agent and the Lenders in the Orders or this Agreement or (ii) any relief under Sections 506(c) or 552(b) of the U.S. Bankruptcy Code with respect to any Collateral;
(lll)    any Loan Party shall challenge, support or encourage a challenge of any payments made to the Administrative Agent or any Lender with respect to the DIP Term Credit Obligations, other than to challenge the occurrence of a Default or Event of Default;
(mmm)    without the consent of the Administrative Agent and the Required Lenders, the filing of any motion by the Loan Parties seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any prepetition agent or lender that is inconsistent with the Interim Order (prior to the Final Order Entry Date) or the Final Order (on and after the Final Order Entry Date);
(nnn)    without the Administrative Agent’s and the Required Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by any Loan Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the Orders and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the Collateral without the Administrative Agent’s consent (acting at the direction of the Required Lenders) or to obtain any financing under Section 364 of the U.S. Bankruptcy Code other than the facility hereunder and the DIP ABL Facility unless such motion or order contemplates payment in full in cash of the Obligations immediately upon consummation of the transactions contemplated thereby;
(ooo)    any Loan Party or any person on behalf of any Loan Party shall file any motion seeking authority to consummate a sale of assets of the Loan Parties or the Collateral (other than any sale of assets pursuant to the Downstream Sale Process or the Upstream Sale Process or any other sale of assets set out in the Acceptable Business Plan) to the extent having a value in excess of $500,000 outside the ordinary course of business and not otherwise permitted hereunder;
(ppp)    if any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of the business affairs of Loan Parties and their Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect; provided, that the Loan Parties shall have five Business Days after the entry of such an order to obtain a court order vacating, staying or otherwise obtaining relief from the Bankruptcy Court or another court to address any such court order;
(qqq)    any Loan Party shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any prepetition Indebtedness or payables other than payments (i) in respect of accrued payroll and related expenses as of the commencement of the Cases, (ii) in respect of certain creditors and (iii) permitted under this Agreement, in each case, to the extent authorized by one or more “first or second day orders” (or other orders with the consent of the Required Lenders) and consistent with the Budget;
(rrr)    if, unless otherwise approved by the Administrative Agent and the Required Lenders, an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Cases and such order shall not be reversed or vacated within 10 days; or
(sss)    without the Administrative Agent’s and the Required Lenders’ consent, any Loan Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (a) to grant or impose, under Section 364 of the U.S. Bankruptcy Code or otherwise, liens or security interests in any DIP Collateral (as defined in the Orders), whether senior, equal or subordinate to the Administrative Agent’s or the DIP ABL Agent’s liens and security interests or; (b) to modify or affect any of the rights of the Administrative Agent, the DIP ABL Agent, the lenders under the DIP ABL Facility or the Lenders under the Orders, the Loan Documents, or the DIP ABL Loan Documents by any plan of reorganization confirmed in the Cases or subsequent order entered in the Cases, then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of such Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by such Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) exercise all rights and remedies granted to it under any Loan Document and all its rights under any other applicable law or in equity.
Section 8.02    [Reserved].
Section 8.03    Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and as set forth in the proviso to Section 8.01), any amounts received on account of the Finance Obligations shall, subject to the provisions of Section 2.13, be applied by the Administrative Agent in the following order:
FIRST, to payment of that portion of the Finance Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
SECOND, to payment of that portion of the Finance Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article III and fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender)) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
THIRD, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans, accrued and unpaid interest on the Loans and other DIP Term Credit Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them; and
LAST, the balance, if any, after all of the Finance Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
ARTICLE IX
THE AGENCY PROVISIONS
Section 9.01    Appointment and Authority.
(s)    Administrative Agent. Each of the Lenders (in its capacities as a Lender and on behalf of itself and its Affiliates) hereby irrevocably appoints Cortland Capital Market Services LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have rights as third party beneficiaries of any of such provisions (except as expressly provided in Section 9.06). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(t)    Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and on behalf of itself and its Affiliates) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the DIP Term Credit Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents (and subject to the Intercreditor Agreement), or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Administrative Agent by the Borrower Representative or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party or respective Affiliate shall have rights as a third party beneficiary of any such provisions.
Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06    Resignation of Administrative Agent.
(c)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(d)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(e)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 9.08    [Reserved].
Section 9.09    [Reserved].
Section 9.10    Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09 each of the Lenders (in its capacities as a Lender) irrevocably authorizes the Administrative Agent, at its option and in its discretion, to:
(i)    release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments of all the Lenders and payment in full of all DIP Term Credit Obligations (other than contingent indemnification obligations), (B) with respect to any property that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or (C) if approved, authorized or ratified in writing in accordance with Section 10.01;
(ii)    release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents;
(iii)    subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(a) or (i); and
(iv)    execute and deliver the Intercreditor Agreement, and any other intercreditor agreement necessary or desirable to permit the incurrence by the Loan Parties of secured indebtedness permitted to be incurred hereunder with the priority permitted hereunder and perform its obligations and duties, and exercise its rights and remedies, thereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower Representative’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Agreement and the other Loan Documents or to subordinate its interest in such item, or to release such Subsidiary Loan Party from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Finance Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including any sale or disposition conducted under a plan of reorganization), any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Finance Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Finance Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.
ARTICLE X
MISCELLANEOUS
Section 10.01    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) the Administrative Agent and the Borrower Representative may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender, to comply with local law or the advice of local counsel or to cause one or more Loan Documents to be consistent with other Loan Documents and (y) no such amendment, waiver or consent shall:
(i)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender;
(ii)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest or fees due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of either Borrower to pay interest at the Default Rate;
(iv)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(v)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vi)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(vii)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
and provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) no amendment, waiver or consent which would require the consent of a Lender but for the fact that it is a Defaulting Lender shall be enforced against it without its consent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
If any Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, waiver, consent, release, discharge or termination with respect to any Loan Document that, pursuant to the terms of this Section 10.01, requires the consent of each Lender (or each affected Lender) and that has been approved by the Required Lenders, the Borrower Representative may replace such Non-Consenting Lender in accordance with Section 10.14.
Section 10.02    Notices; Effectiveness; Electronic Communication.
(o)    Notices Generally. Notwithstanding anything to the contrary contained herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower Representative, Holdings or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to either Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(p)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent to the intended recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(q)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, “Agent Parties”) have any liability to Holdings, either Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(r)    Change of Address, Etc. Each of Holdings, the Borrower Representative and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.
(s)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including electronic Borrowing Requests) purportedly given by the Borrower Representative or on behalf of either Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower Representative shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on any notice purportedly given by or on behalf of the Borrower Representative in the absence of gross negligence or willful misconduct by the Administrative Agent in relying on any notice purportedly given by or on behalf of the Borrowers, such Lender or Related Party, as applicable, as determined in a final and non-appealable judgment by a court of competent jurisdiction.
Section 10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, but subject to the Intercreditor Agreement, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.11) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 10.04    Expenses; Indemnity; Damage Waiver.
(c)    Costs and Expenses. The Borrowers agree to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and invoiced fees, charges and disbursements of Kaye Scholer LLP, as counsel for the Administrative Agent, Weil Gotshal & Manges LLP, as counsel for the Lenders and, if necessary, the reasonable fees, charges and disbursements of one local counsel to each of the Administrative Agent and the Lenders per jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (including expenses incurred in connection with due diligence and initial ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower Representative) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and invoiced fees, charges and disbursements of any special counsel (limited to one firm for the Administrative Agent and one firm for the Lenders unless, in the reasonable opinion of any such Lender seeking reimbursement, such joint representation would be inappropriate due to the existence of any actual or potential conflict of interest, in which case any such Lender shall inform the Borrower Representative of such conflict and the Borrowers shall reimburse the legal fees and expenses of no more than such number of additional outside counsel for the Lenders as is necessary to avoid any actual or potential conflict of interest) and local counsel (limited to one firm for the Administrative Agent and one firm for the Lenders in each relevant jurisdiction unless, in the reasonable opinion of any such Lender seeking reimbursement, such joint representation would be inappropriate due to the existence of any actual or potential conflict of interest, in which case any such Lender shall inform the Borrower Representative of such conflict and the Borrowers shall reimburse the legal fees and expenses of no more than such number of additional outside counsel for the Lenders as is necessary to avoid any actual or potential conflict of interest) for the Administrative Agent and the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(d)    Indemnification. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable counsel fees, charges and disbursements of not more than one counsel, plus, if necessary, one local counsel per jurisdiction (except the allocated costs of in-house counsel) unless, in the reasonable opinion of any such Indemnitee seeking indemnity, such joint representation would be inappropriate due to the existence of any actual or potential conflict of interest, in which case such Indemnitee or Indemnitees, as the case may be, shall inform the Borrower Representative of such conflict and the Borrowers shall reimburse the legal fees and expenses of no more than such number of additional outside counsel for the Indemnitees as is necessary to avoid any actual or potential conflict of interest), incurred by any Indemnitee or asserted against any Indemnitee by Person (including either Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby (including, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01)), (ii) any Loan or the use of the proceeds therefrom, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by either Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and Holdings, the U.S. Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Property; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. None of the Indemnitees (or any of their respective Affiliates) shall be responsible or liable to Holdings, the U.S. Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). The provisions of this Section 10.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the DIP Term Credit Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(e)    Reimbursement by Lenders. To the extent that Holdings and the Borrowers for any reason fail indefeasibly to pay any amount required under subsection (a) or (b) of this Section to be paid by it or them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s outstanding Loans and unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ percentage (carried out to the ninth decimal place) of the Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.02(a).
(f)    Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, each Borrower shall not assert, and hereby waives, and acknowledges that no other Loan Party shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.
(g)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 10.04.
(h)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments of all the Lenders and the repayment, satisfaction or discharge of all the other DIP Term Credit Obligations.
Section 10.05    Payments Set Aside. To the extent that any payment by or on behalf of either Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the DIP Term Credit Obligations and the termination of this Agreement.
Section 10.06    Successors and Assigns.
(m)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither either Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e). Nothing in this Agreement, expressed or implied, is intended to confer, shall be construed to confer, or shall confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(n)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under Section 8.01(b), (c), (h) or (i), the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities and any facilities provided pursuant to the second paragraph of Section 10.01 on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless the Borrower Representative shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof.
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender, an Approved Fund or either Borrower.
(iv)    Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, all applicable tax forms and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party, (B) to any Permitted Holder or Affiliate thereof, (C) to any Defaulting Lender or any of its Subsidiaries, or (D) to any natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower Representative (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
(o)    Register. (i) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower Representative and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(i)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b)(iv) of this Section 10.06 (unless waived in accordance with such paragraph) and any written consent to such assignment required by paragraph (b)(iii) of this Section 10.06, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (c)(ii).
(p)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Representative or the Administrative Agent, sell participations to any Person (other than a natural Person, a known Defaulting Lender or either Borrower or any of such Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) such Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the first proviso to Section 10.01 that affects such Participant and requires the consent of each Lender directly affected thereby. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.14 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower Representative’s request and expense, to use reasonable efforts to cooperate with the Borrower Representative to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(q)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (i) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any applicable regulatory authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing confidentiality provisions substantially the same (and at least as restrictive) as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the obligations under this Agreement, (vii) (A) any rating agency in connection with rating the U.S. Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, in each case on a confidential basis, (viii) with the consent of the Borrower Representative or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the U.S. Borrower or any Subsidiary. For purposes of this Section, “Information” means all information received from Holdings, the U.S. Borrower or any Subsidiary relating to Holdings, the U.S. Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings, the U.S. Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Section 10.07 shall survive with respect to the Administrative Agent and each Lender until the second anniversary of the Administrative Agent or Lender ceasing to be the Administrative Agent or a Lender, respectively.
Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning Holdings, the U.S. Borrower or one or more Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Laws, including Federal and state securities Laws.
Section 10.08    Platform; Borrower Materials. Each of Holdings and each Borrower hereby acknowledges that (i) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of Holdings and each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to each Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 10.09    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of either Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Affiliate, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Finance Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the DIP Term Credit Obligations hereunder.
Section 10.11    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.12    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other DIP Term Credit Obligation shall remain unpaid or unsatisfied.
Section 10.13    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 10.14    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice from the Borrower Representative to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    unless waived, the Borrower Representative or such assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(ii)    such Lender shall have received payment of an amount equal to the outstanding par principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.05 and (solely in the case of Non-Consenting Lenders) 2.08(b)) from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Representative (in the case of all other amounts);
(iii)    in the case of any assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver or consent, as applicable, by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this Section 10.14 may be effected pursuant to, and recorded on the Register after execution of, an Assignment and Acceptance executed by the Borrower Representative, the Administrative Agent and the assignee and the Lender required to make such assignment need not be a party thereto. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section, it shall promptly deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Acceptance. Nothing in this Section 10.14 shall be deemed to prejudice any rights that either Borrower may have against any Lender that is a Defaulting Lender.
Section 10.15    Governing Law; Jurisdiction Etc.
(a)    Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND TO THE EXTENT APPLICABLE THE BANKRUPTCY CODE WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
(b)    Submission to Jurisdiction. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) OR REFUSES TO EXERCISE JURISDICTION, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    Waiver of Venue. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.16    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between either Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for either Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to either Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to either Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.18    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.19    USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act.
Section 10.20    Intercreditor Agreement. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, this Agreement is subject to the terms and provisions of the Intercreditor Agreement. In the event of an inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall prevail.
Section 10.21    Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 7.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower Representative and at the Borrower Representative’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 7.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under the Loan Documents shall be automatically terminated and the Administrative Agent shall promptly (and the Lender hereby authorizes the Administrative Agent to) take such action and execute such documents as may be reasonably requested by Holdings or the Borrower Representative to terminate such Subsidiary Loan Party’s obligations under the Loan Documents. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the Borrower Representative and at the Borrower Representative’s expense to terminate the Liens and security interests created by the Loan Documents when all the DIP Term Credit Obligations (other than contingent indemnification obligations) are paid in full.

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Section 10.22    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

NORANDA ALUMINUM HOLDING CORPORATION, as Holdings By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer

NORANDA ALUMINUM ACQUISITION CORPORATION,
as a Borrower

By: /S/ Dale W. Boyles
Name: Dale W. Boyles
Title: Chief Financial Officer

NORANDA BAUXITE LIMITED,
as a Borrower

By:   /S/ Dale W. Boyles
Name: Dale W. Boyles
Title: Chief Financial Officer

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NORANDA INTERMEDIATE HOLDING CORPORATION, as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer and Vice President-Finance
NORANDA ALUMINUM, INC., as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer and Vice President-Finance
GRAMERCY ALUMINA HOLDINGS INC., as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer, Vice President and Secretary
NORANDAL USA, INC., as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer and Secretary
GRAMERCY ALUMINA HOLDINGS II, INC. as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer
NORANDA ALUMINA LLC, as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer

NHB CAPITAL, LLC, as a Guarantor By: /S/ Dale W. Boyles Name: Dale W. Boyles Title: Chief Financial Officer
CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent By: /S/ Polina Arsentyeva Name: Polina Arsentyeva Title: Associate Counsel

The Following Entities, severally and not jointly, each as a Lender

CAREY CREDIT INCOME FUND
By: Guggenheim Partners Investment Management, LLC as Sub-Advisor

By:	/S/ Kevin M. Robinson

Name:	Kevin M. Robinson
Title: Attorney-in-Fact

CLC LEVERAGED LOAN TRUST
By: Challenger Life Nominees PTY Limited as Trustee
By: Guggenheim Partners Investment Management, LLC as Manager

By: /S/ Kevin M. Robinson___________________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

CITY NATIONAL ROCHDALE FUNDS - CITY NATIONAL ROCHDALE HIGH YIELD BOND FUND
By: Guggenheim Partners Investment Management, LLC, as Sub-Advisor

By: /S/ Kevin M. Robinson___________________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CHEVRON MASTER PENSION TRUST
By: Guggenheim Partners Investment
Management, LLC as Manager

By: /S/ Kevin M. Robinson_____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

DAVINCI REINSURANCE LTD.
By: Guggenheim Partners Investment
Management, LLC, as Manager

By: /S/ Kevin M. Robinson_____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

DELTA PILOTS DISABILITY AND
SURVIVORSHIP TRUST
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson_____________
Name: Kevin M. Robinson
                             Title: Attorney-in-Fact

DELTA MASTER TRUST
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GENERAL DYNAMICSCORPORATION
GROUP TRUST
By: Guggenheim Partners Investment
Management, LLC as Manager

By: /S/ Kevin M. Robinson_______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM CREDIT
                            ALLOCATION FUND
By: Guggenheim Partners Investment
Management, LLC, as Sub-Advisor

By: /S/ Kevin M. Robinson_______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM HIGH-YIELD FUND,
LLC
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson_______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM VARIABLE FUNDS
TRUST ON BEHALF OF THE
FOLLOWING SERIES:

Series F (Floating Rate Strategies Series)
By: Guggenheim Partners Investment
Management, LLC as Investment Advisor

By: /S/ Kevin M. Robinson_______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM FUNDS TRUST ON
BEHALF OF THE FOLLOWING SERIES:

Guggenheim Macro Opportunities Fund
By: Guggenheim Partners Investment
Management, LLC, as Investment Advisor

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM LOAN MASTER
FUND, LTD.
By: Guggenheim Partners Investment
Management, LLC as Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM STRATEGIC
OPPORTUNITIES FUND
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

HCA INC. MASTER RETIREMENT
TRUST
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

INDIANA UNIVERSITY HEALTH, INC.
By: Guggenheim Partners Investment
Management , LLC as Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

KITTY HAWK CLO 2015-1 LLC
By: Guggenheim Partners Investment
Management, LLC, as Collateral Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

NOMURA MULTI MANAGERS FUND –
GLOBAL BOND
By: Global Funds Trust Company, as
Trustee
By: Guggenheim Partners Investment
Management, LLC, as Investment Sub-Advisor

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

CITY OF NEW YORD GROUP TRUST
The Comptroller of the City of New York
By: Guggenheim Partners Investment
Management, LLC, as Manager

By: /S/ Kevin M. Robinson______________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

NZCG FUNDING 2 LIMITED
By: Guggenheim Partners Investment
Management, LLC, as Collateral Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

RENAISSANCE REINSURANCE LTD.
By: Guggenheim Partners Investment
Management, LLC, as Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

SHELL PENSION TRUST
By: Guggenheim Partners Investment
Management, LLC as Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

SONOMA COUNTY EMPLOYEES’
RETIREMENT ASSOCIATION
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

EAF COMPLAN II – PRIVATE DEBT
By: Guggenheim Partners Investment
Management, LLC as Asset Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

CENTRAL STATES, SOUTHEAST AND
SOUTHWEST AREAS HEALTH AND
WELFARE FUND
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

BANDERA STRATEGIC CREDIT
PARTNERS II, L.P
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

VERMONT PENSION INVESTMENT
COMMITTEE
By: Guggenheim Partners Investment
Management, LLC as Contractor

By: /S/ Kevin M. Robinson____________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

ZIGGURAT CLO LTD.
By: Guggenheim Partners Investment
Management, LLC as Asset Manager

By: /S/ Kevin M. Robinson___________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

ZILUX SENIOR LOAN FUND
By: Guggenheim Partners Investment
Management, LLC as Investment Manager

By: /S/ Kevin M. Robinson___________
Name: Kevin M. Robinson
Title: Attorney-in-Fact

GUGGENHEIM U.S. LOAN FUND
For and on behalf of BNY Mellon Trust
Company (Ireland) Limited Power of
Attorney

By: /S/ Ian Slevin__________________
Name: Ian Slevin
Title: Authorized Signatory

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
By: Credit Suisse Asset Management, LLC, as investment manager
_______________________________,
as a Lender

AUSTRALIANSUPER
By: Credit Suisse Asset Management, LLC as sub-advisor to Bentham
Asset Management Pty Ltd.
in its capacity as agent of and investment manager for AustrailianSuper
Pty Ltd.
in its capacity as trustee of AustralianSuper
_______________________________,
                 as a Lender

BENTHAM WHOLESALE SYNDICATED LOAN FUND
By: Credit Suisse Asset Management,LLC, as agent (sub-advisor) for
Challenger Investment Services Limited, the Responsible Entity for
Bentham Wholesale Syndicated Loan Fund
_______________________________,
as a Lender

THE CITY OF NEW YORK GROUP TRUST
By: Credit Suisse Asset Management, LLC, as its manager
_______________________________,
as a Lender

CREDIT SUISSE DOLLAR SENIOR LOAN FUND, LTD.
By: Credit Suisse Asset Management, LLC, as investment manager
_______________________________,
as a Lender

By: /S/ Wing Chan________________
Name: Wing Chan
Title: Authorized Signatory

THE EATON CORPORATION MASTER RETIREMENT TRUST
By: Credit Suisse Asset Management, LLC, as investment manager
_______________________________,
as a Lender

CREDIT SUISSE NOVA (LUX)
By: Credit Suisse Asset Management, LLC or Credit Suisse Asset
Management Limited,
each as Co-Investment Adviser to Credit Suisse Fund Management S.A.,
management company
for Credit Suisse Nova (Lux)
_______________________________,
                 as a Lender

ATRIUM VIII
By: Credit Suisse Asset Management, LLC, as portfolio manager
_______________________________,
                 as a Lender

ATRIUM IX
By: Credit Suisse Asset Management, LLC, as portfolio manager
_______________________________,
                 as a Lender

MADISON PARK FUNDING IX, LTD.
By: Credit Suisse Asset Management, LLC, as portfolio manager
_______________________________,
                 as a Lender

By: /S/ Wing Chan________________
Name: Wing Chan
Title: Authorized Signatory

Hotchkis and Wiley Value Opportunities Fund,
as a Lender

By: /S/ Anna Marie Lopez____________
Name: Anna Marie Lopez
Title: Chief Operating Officer of Hotchkis
and Wiley Capital Management, LLC, as
investment advisor for the Hotchkis and
Wiley Value Opportunities Fund